UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Oaktree Strategic Income II, Inc.

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Oaktree Strategic Income II, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Dear Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Oaktree Strategic Income II, Inc. (the “Company”) to be held virtually on August 6, 2019, at 11:00 a.m., Pacific Time at the following websites: www.virtualshareholdermeeting.com/osi22019. Stockholders of record of the Company at the close of business on June 7, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and 2019 proxy statement. Your vote is very important to us.

In addition to recommending that you vote “FOR” our Board of Directors’ (the “Board”) nominees for election and “FOR” the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019, the Board has approved and unanimously recommends that you vote “FOR” our proposal to approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and Oaktree Capital Management, L.P. (the “Adviser”), which will replace the current investment advisory agreement between the Company and the Adviser dated July 9, 2018 (the “Current Investment Advisory Agreement”) and will, subject to your approval, become effective at the closing of the Merger (defined below). As discussed in more detail in the accompanying proxy statement, Oaktree Capital Group, LLC, a Delaware limited liability company (together with its affiliates, “Oaktree”), the parent company of the Company’s current investment adviser, entered into an Agreement and Plan of Merger dated as of March 13, 2019 (the “Merger Agreement”) with Brookfield Asset Management Inc., a corporation incorporated under the laws of the Province of Ontario (together with its affiliates, “Brookfield”), pursuant to which Brookfield will acquire a majority economic interest in Oaktree (the “Merger”).

As a business development company, or “BDC”, the Company is subject to the Investment Company Act of 1940, as amended (the “1940 Act”), which provides that any investment advisory agreement must terminate automatically upon its “assignment.” As used in the 1940 Act, the term “assignment” includes any transfer of a controlling block of outstanding voting securities of an adviser or the parent company of an adviser. Notwithstanding this definition, a transaction which does not result in a change of actual control or management of an investment adviser is not deemed an “assignment” for purposes of the 1940 Act. Oaktree has informed the Board that it does not believe the consummation of the Merger would be deemed an “assignment” of the Current Investment Advisory Agreement, although such a determination is inherently uncertain. In accordance with the 1940 Act, however, the Current Investment Advisory Agreement automatically terminates upon its “assignment”. To prevent any potential disruption in the Adviser’s ability to provide services to the Company once an “assignment” is deemed to occur, whether as a result of the Merger or as a result of Brookfield exercising actual control over Oaktree, the Company is seeking stockholder approval of the New Investment Advisory Agreement. All material terms will remain unchanged from the Current Investment Advisory Agreement. If approved, the New Investment Advisory Agreement would become effective at the closing of the Merger and would remain in effect for two years from the date of its execution and thereafter from year-to-year if approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the directors who are not “interested persons” of the Company (as defined in Section 2(a)(19) of the 1940 Act). If the Merger does not occur, the Adviser will continue to operate the Company pursuant to the Current Investment Advisory Agreement.

Under the New Investment Advisory Agreement, the Adviser will provide investment advisory services to the Company on the same terms and for the same fees that are currently in effect. The Company’s investment objective will not change as a result of the Merger. The Company’s existing directors and officers will continue to serve in their current roles and there is not expected to be any near-term change in the personnel providing services to the Company. The Merger will NOT change the name of the Company, alter the number or type of shares owned by stockholders of the Company, or cause a change to the advisory fees charged to the Company.

Our Board unanimously recommends that you vote “FOR” the election of the nominees proposed by our Board and described in the accompanying proxy statement, “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019 and “FOR” the proposal to approve the New Investment Advisory Agreement between the Company and the Adviser. You can vote for the matters to be voted on at the Annual Meeting by following the instructions on the enclosed proxy card and voting by Internet or telephone or by signing, dating and retuning the enclosed proxy card in the postage-paid envelope provided.

It is important that your shares be represented at the Annual Meeting. Please follow the instructions on the enclosed proxy card and vote via the Internet or telephone. We encourage you to vote via the Internet as it saves us significant time and processing costs. However, you may also vote your proxy by signing, dating and returning the enclosed proxy card to us in the postage-paid envelope provided. Voting by proxy does not deprive you of your right to participate in the virtual Annual Meeting.

No matter how many or few shares in a Company you own, your vote and participation are very important to us.

Sincerely,

/s/ Edgar Lee
Edgar Lee Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 6, 2019.

The 2019 proxy statement and the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 are also available at www.proxyvote.com. Please have the control number found on your proxy card ready when you visit this website.

OAKTREE STRATEGIC INCOME II, INC.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

NOTICE OF VIRTUAL 2019 ANNUAL MEETING OF STOCKHOLDERS

Online Meeting Only – No Physical Meeting Location

www.virtualshareholdermeeting.com/osi22019

August 6, 2019, 11 a.m., Pacific Time

Dear Stockholders:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Oaktree Strategic Income II, Inc., a Delaware corporation (the “Company”), will be conducted online on August 6, 2019, at 11 a.m., Pacific Time at the following website:

www.virtualshareholdermeeting.com/osi22019

At the Annual Meeting, in addition to transacting such other business as may properly come before the meeting and any adjournments and postponements thereof, the stockholders of the Company will consider and vote on the following proposals:

•	The election of two directors, who will each serve until the 2022 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019; and

•

To approve a new investment advisory agreement between the Company and Oaktree Capital Management, L.P. (the “Adviser”), which will replace the current investment advisory agreement between the Company and the Adviser dated July 9, 2018 (the “Current Investment Advisory Agreement”) and will, subject to stockholder approval, become effective at the closing of the merger described in the accompanying proxy statement.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019 AND “FOR” THE PROPOSAL TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE ADVISER.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a stockholder of record of the Company at the close of business on June 7, 2019.

Whether or not you plan to participate in the Annual Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card.

We are not aware of any other business, or any other nominees for election as directors of the Company, that may properly be brought before the Annual Meeting.

Thank you for your continued support of Oaktree Strategic Income II, Inc.

By order of the Board of Directors,

/s/ Mary Gallegly
Mary Gallegly Secretary

Los Angeles, CA

June 7, 2019

To ensure proper representation at the Annual Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Annual Meeting, you still may participate in the virtual Annual Meeting.

Oaktree Strategic Income II, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

PROXY STATEMENT

Virtual 2019 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oaktree Strategic Income II, Inc. (the “Company”, “we”, “us” or “our”) for use at the Company’s virtual 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The date of mailing of this proxy statement, the accompanying Notice of Virtual 2019 Annual Meeting of Stockholders, proxy card and the Company’s Annual Report for the fiscal year ended September 30, 2018 is expected to be on or about June 7, 2019. When we refer to the Company’s fiscal year, we mean, in the case of 2018, the period from the commencement of operations through September 30, 2018 and thereafter, the 12-month period ending September 30 of the stated year (for example, fiscal year 2019 is October 1, 2018 through September 30, 2019).

We encourage you to vote your shares, by following the instructions on the enclosed proxy card and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, and the Company receives them in time for the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Annual Meeting Information

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Annual Meeting will be held on August 6, 2019 at 11 a.m., Pacific Time. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/osi22019 and enter the 16-digit control number included on the proxy card you received or in the instructions that accompanied your proxy materials for the Company. Online check-in will begin at 10:55 a.m., Pacific Time. Please allow time for online check-in procedures.

You are entitled to participate in the virtual Annual Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Annual Meeting, which is June 7, 2019 (the “Record Date”), or you hold a valid proxy for the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This 2019 proxy statement and the Annual Report on Form 10-K for the year ended September 30, 2018 are also available at www.proxyvote.com. Please have the control number found on your proxy card ready when you visit this website.

QUESTIONS AND ANSWERS

The following are some questions that you may have about the Annual Meeting, and brief answers to those questions. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the attachments to this proxy statement and the documents we refer to in this proxy statement.

Q:	What am I being asked to vote on?

A:	At the Annual Meeting, stockholders of the Company as of the Record Date are being asked to vote on the following proposals:

•	To elect two directors, who will each serve until the 2022 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified (“Proposal 1”);

•	To ratify the selection of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 (“Proposal 2”); and

•

To approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and Oaktree Capital Management, L.P. (the “Adviser”), which will replace the current investment advisory agreement between the Company and the Adviser, dated July 9, 2018 (the “Current Investment Advisory Agreement”), and will, subject to stockholder approval, become effective at the closing of the Merger (defined below) (“Proposal 3”).

Q:	Who is Brookfield Asset Management?

A:

Brookfield Asset Management Inc., a corporation incorporated under the laws of the Province of Ontario (together with its affiliates, “Brookfield”), is a global alternative asset manager with over $350 billion in assets under management. For 120 years Brookfield has owned and operated assets on behalf of shareholders and investors with a focus on real estate, renewable power, infrastructure and private equity. Brookfield offers a range of public and private investment products and services which leverage its expertise and experience. Brookfield class A shares are co-listed on the New York Stock Exchange under the symbol “BAM”, the Toronto Stock Exchange under the symbol “BAM.A” and Euronext under the symbol “BAMA”. If the Merger is consummated both Brookfield and Oaktree Capital Group, LLC, a Delaware limited liability company (together with its affiliates, “Oaktree”), will continue to operate their respective businesses independently, with each remaining under its current brand and led by its existing management and investment teams.

Q:	Why am I being asked to vote on the New Investment Advisory Agreement now?

A:

Oaktree, the parent company of the Company’s current investment adviser, entered into an Agreement and Plan of Merger dated as of March 13, 2019 (the “Merger Agreement”) with Brookfield, pursuant to which Brookfield will acquire a majority economic interest in Oaktree (the “Merger”). The Merger is currently expected to close during the third quarter of 2019 (the “Closing”).

If a specified client consent percentage (as measured by Oaktree fee revenues calculated in accordance with the Merger Agreement) object to the Merger (as determined in accordance with the Merger Agreement) (such percentage, the “Specified Percentage”), then neither party will be obligated to complete the Merger. If the stockholders of the Company do not vote to approve the New Investment Advisory Agreement, such objection will be taken into account when determining the Specified Percentage noted above. However, even if the stockholders of the Company do not approve the New Investment Advisory Agreement, the Closing may still occur. See “—What are the conditions of the Merger Agreement?” below for more information.

If the Merger is consummated, Oaktree’s current management will maintain actual control of the management of Oaktree, subject to certain limited consent rights held by Brookfield, for an initial period of seven years or more following the Closing (or earlier if certain other conditions set forth in the Merger Agreement are triggered) (the “Initial Period”). Oaktree has informed the Board that it does not believe the consummation of the Merger would be deemed an “assignment” of the Current Investment Advisory Agreement for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), although such a determination is inherently uncertain. In accordance with the 1940 Act, however, the Current Investment Advisory Agreement automatically terminates upon its “assignment”. To prevent any potential disruption in the Adviser’s ability to provide services to the Company once an “assignment” is deemed to occur, whether as a result of the Merger or as a result of Brookfield exercising actual control over Oaktree, the Company is seeking stockholder approval of the New Investment Advisory Agreement. All material terms will remain unchanged from the Current Investment Advisory Agreement.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends that you vote “FOR” each of the proposals being considered by the Company at the Annual Meeting.

In evaluating the New Investment Advisory Agreement, the Board reviewed certain materials furnished separately by Oaktree and its affiliates. The Board discussed these materials and believes the New Investment Advisory Agreement is in the best interests of the Company and its stockholders for the reasons described in “Proposal 3: Approval of New Investment Advisory Agreement—Board Approval of the New Investment Advisory Agreement”, beginning on page 35 of this proxy statement. Accordingly, after careful consideration, the Board, including each of the directors who are not “interested persons” of the Company (as defined in Section 2(a)(19) of the 1940 Act) (the “Non-Interested Directors”), unanimously recommends that you vote “FOR” the proposal to approve the New Investment Advisory Agreement.

Q:	Do any of the Company’s directors or officers have an interest in the approval of the New Investment Advisory Agreement that is different from that of the Company’s stockholders generally?

A:

As described later in this proxy statement, our directors and officers have certain conflicts of interests in connection with the vote on the New Investment Advisory Agreement. For more information, see “Proposal 3: Approval of New Investment Advisory Agreement—Merger Agreement”, beginning on page 32 of this proxy statement.

Q:	What are the conditions of the Merger Agreement?

A:

The obligation of the parties to complete the Merger is subject to customary closing conditions, including, without limitation: (i) the adoption of the Merger Agreement by holders of Oaktree Class A Units and Class B Units, voting together as a single class, representing a majority of the voting interests in Oaktree; (ii) the absence of any order or preliminary or permanent injunction preventing the consummation of the Merger; (iii) the expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period and receipt of certain other required antitrust and other regulatory approvals, including, without limitation, from the Committee on Foreign Investment in the United States; (iv) the effectiveness of the registration statement pursuant to which the Brookfield Class A Shares to be issued as part of the share consideration will be registered; (v) approval from the New York Stock Exchange for the listing of the Brookfield Class A Shares to be issued as part of the share consideration; (vi) completion of the mandatory and optional exchanges described in Unitholder Support Agreement, dated as of March 13, 2019, as it may be amended from time to time, among Brookfield, Berlin Merger Sub, LLC, Oaktree, Oaktree Capital Group Holdings, L.P. (“OCGH”) and Oaktree Capital Group Holdings GP, LLC (the “Support Agreement”), pursuant to which certain limited partners of OCGH will exchange their units in OCGH for OCG Class A Units (such exchange, the “OCGH exchange”) and (vii) calculated as of a date between 5-10 days prior to

Closing, investment advisory clients representing at least 82.5% of the aggregate annualized investment advisory, investment management, subadvisory or other similar recurring fees of all Oaktree investment advisory clients (based upon assets under management as of February 28, 2019), calculated in accordance with the Merger Agreement, will have consented to the transactions, as described in the Merger Agreement.

Each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties and (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case, subject to certain qualifications).

Q:	Will the Merger change how the Company is managed?

A:

No, the Merger is not expected to have any impact on the Company’s management or day-to-day operations for at least the duration of the Initial Period. The Company’s existing directors and officers will continue to serve in their current roles and there is not expected to be any near-term change in the personnel providing services to the Company. In addition, Deborah Gero is expected to be elected to the Board upon completion of the Merger. The Company’s investment objective will remain unchanged as a result of the entry into the New Investment Advisory Agreement. After Closing, the Company will continue to be a business development company (“BDC”) under the 1940 Act. Stockholders in the Company will continue to own the same amount and type of shares in the Company. The Company’s name will continue to be Oaktree Strategic Income II, Inc.

Q:	What will happen if Proposal 3 is not approved?

A:

If the Company’s stockholders do not approve Proposal 3, the Current Investment Advisory Agreement with Oaktree will remain in effect. Additionally, if the Specified Percentage objects to the Merger, then neither party will be obligated to complete the Merger. If the Company’s stockholders do not vote to approve the New Investment Advisory Agreement, such objection will be taken into account when determining the Specified Percentage.

Q:	What will happen if the Merger is not completed?

A:	If the Merger does not close for any reason, the Company will continue to operate pursuant to the Current Investment Advisory Agreement and Ms. Gero will not be elected to the Board.

Q:	What will happen if the Closing occurs before the Company’s stockholders approve the New Investment Advisory Agreement?

A:

Pursuant to the Merger Agreement, Oaktree has agreed to use commercially reasonable best efforts to obtain approval of new investment advisory agreements for each fund managed or advised by Oaktree that is registered, or that has elected to be treated as a BDC, under the 1940 Act, including the Company, by the boards and shareholders of such companies. If the Company’s stockholders do not vote to approve the New Investment Advisory Agreement, such objection will be taken into account when determining the Specified Percentage, however, the approval by the Company’s stockholders is not a condition of the Closing.

In the event the Company’s stockholders have not approved the New Investment Advisory Agreement prior to the Closing and the Company believes that an “assignment” of the Current Investment Advisory Agreement has occurred as such term is defined under the 1940 Act, the Adviser will continue to advise the Company under an interim investment advisory agreement that has been approved in person by the Board, including each of the Company’s Non-Interested Directors, but must place its compensation for its services during this interim period in escrow, pending approval by the Company’s stockholders of the New Investment Advisory Agreement. The interim investment advisory agreement will allow the Adviser to continue to advise the Company for up to 150 days following the Closing while the Company seeks stockholder approval of the New Investment Advisory Agreement. Accordingly, the Board urges you to vote without delay in order to avoid potential disruption to the Company that could occur if stockholder approval is not obtained in that time and the Adviser is unable to continue to provide advisory services to the Company.

Q:	How will the Merger affect the service providers to the Company?

A:	Oaktree Capital Management, L.P.

Oaktree Capital Management, L.P., a Delaware limited partnership, serves as the investment adviser to the Company.

Currently, the Adviser is an indirect, wholly owned subsidiary of Oaktree Capital Group, LLC. After Closing, the Adviser will no longer be wholly owned by Oaktree Capital Group, LLC. However, Oaktree’s current management will maintain actual control of the management of the Adviser, subject to certain limited consent rights held by Brookfield, for the Initial Period. Howard Marks and Bruce Karsh serve as co-chairmen of the Adviser, and Jay Wintrob serves as chief executive officer. Oaktree Holdings, Inc. is the general partner of the Adviser. The principal address of the Adviser, its principal executive officers and its general partner is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Oaktree Fund Administration, LLC

Oaktree Fund Administration, LLC, a Delaware limited liability company (“Oaktree Administrator”), serves as the administrator to the Company pursuant to an administration agreement between the Company and Oaktree Administrator (the “Current Administration Agreement”). If the New Investment Advisory Agreement is approved by the Company’s stockholders and becomes effective, Oaktree Administrator will continue to provide administrative services to the Company necessary for the operations of the Company under a new administration agreement (the “New Administration Agreement”), which will have the same terms as the Current Administration Agreement other than the date and related updating. The services to be provided by Oaktree Administrator under the New Administration Agreement will be the same as under the Current Administration Agreement and will include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the New Administration Agreement. The principal address of Oaktree Administrator is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Q:	Will the management and incentive fees payable by the Company change under the New Investment Advisory Agreement?

A:

No. The management and incentive fees payable by the Company under the New Investment Advisory Agreement will be the same as the management and incentive fees payable under the Current Investment Advisory Agreement. For a description of the management and incentive fees payable under the Current Investment Advisory Agreement, see “Proposal 1: Election of Directors—Transactions with Related Persons”, beginning on page 18 of this proxy statement.

Q:	Why am I being asked to vote on the election of directors?

A:

Under the amended and restated certificate of incorporation of the Company, directors are divided into three classes. At each annual meeting of stockholders of the Company, the successors to the director(s) whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until his or her successor has been duly elected and qualified or any director’s earlier resignation, death or removal. Mr. Mosko has been nominated for re-election to the Board for a three-year term expiring at the 2022 Annual Meeting of Stockholders of the Company.

In addition, in order to satisfy the conditions of Section 15(f) of the 1940 Act in connection with the Merger, Deborah Gero has been selected and nominated for election to the Board by the Company’s Non-Interested Directors for a three-year term expiring at the 2022 Annual Meeting of Stockholders of the Company, with such election being subject to the completion of the Merger.

Q:	Why am I being asked to ratify the appointment of EY as the independent registered public accounting firm for the fiscal year ending September 30, 2019?

A:

Upon the recommendation of the Audit Committee, the Board has selected EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, the Company is requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of EY as the Company’s independent registered public accounting firm.

Q:	Will the Company bear the costs associated with the Merger and this solicitation of proxies?

A:

The Merger Agreement specifically provides that Oaktree and Brookfield will each bear 50% of fees and expenses incurred in connection with the consent solicitation process, including any costs associated with this solicitation of proxies, to obtain shareholder approval of a new investment advisory agreement resulting from the Merger. Accordingly, while the Company will bear its own legal expenses with respect to Proposals 1 and 2 (which are unrelated to the Merger), Oaktree and Brookfield will each bear 50% of all fees and expenses relating to Proposal 3.

Q:	Who will conduct the solicitation?

A:

In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of Oaktree Administrator and its affiliates. No additional compensation will be paid to such regular employees for such services. Oaktree Administrator has engaged Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to provide certain proxy solicitation services for which it will be paid a fee of approximately $54,000, plus out-of-pocket expenses for such services. You could be contacted by telephone on behalf of the Company and be urged to vote. Broadridge will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. Oaktree and Brookfield will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

Q:	Who is entitled to vote?

A:	If you were a stockholder of the Company as of the Record Date, or you hold a valid proxy for the Annual Meeting, you are entitled to vote.

Q:	How do I vote my shares?

A:

To vote your shares, please follow the instructions on the enclosed proxy card and vote via the Internet or telephone. We encourage you to vote via the Internet as it saves us significant time and processing costs. However, you may also vote your proxy by signing, dating and returning the enclosed proxy card to us in the postage-paid envelope provided. Voting by proxy does not deprive you of your right to participate in the virtual Annual Meeting.

Q:	What does it mean if I receive more than one proxy card?

A:

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate proxy card for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote by following the instructions in each proxy card you receive.

Q:	May I revoke my proxy?

A:

Yes. If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the virtual Annual Meeting and voting online. If you hold shares of a Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the virtual Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a broker, bank, trustee or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by following the voting instructions your broker, bank, trustee or nominee provides. If you do not provide your broker, bank, trustee or nominee with instructions on how to vote your shares, your broker, bank, trustee or nominee will not be able to vote your shares with respect to the “non-routine” matters being considered by the Company at the Annual Meeting.

Q:	What will happen if I do not vote my shares?

A:

Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone or the Internet or during the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The “routine” matter being considered by the Company at this Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2), and the “non-routine” matters being considered by the Company at this Annual Meeting are the election of directors (Proposal 1) and the approval of the New Investment Advisory Agreement (Proposal 3). If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on Proposals 1 and 3, your broker will not be permitted to vote your shares on such “non-routine” matters.

Q:	What is the vote required for each proposal?

A:

Proposal 1. The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect the director nominees (i.e., the candidates receiving the most “FOR” votes will win the election). In addition, in the case of Deborah Gero’s election, her election is subject to the completion of the Merger. Stockholders may not cumulate their votes. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 2. The affirmative vote of a majority of the Company’s votes cast at the Annual Meeting is required to ratify the appointment of EY to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “FOR” the ratification of the appointment of EY exceeds the number of votes “against” the ratification of the appointment of EY). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 3. The affirmative vote of a “majority of the outstanding voting securities” of the Company is required to approve the New Investment Advisory Agreement. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Annual Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” this proposal.

Q:	How do I find out the results of the voting at the Annual Meeting?

A:

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Annual Meeting.

Q:	Who should I call if I have any questions?

A:

If you have any questions about the Annual Meeting, voting or your ownership of the Company’s common stock, please contact: Broadridge Investor Communication Solutions, Inc., toll-free at (888) 554-9415.

Purpose of Annual Meeting

In addition to transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements, at the Annual Meeting, the stockholders will be asked to vote on the following proposals:

1.     To elect two directors, who will each serve until the 2022 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

2.     To ratify the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019; and

3.     To approve the New Investment Advisory Agreement between the Company and the Adviser, which will replace the Current Investment Advisory Agreement and will, subject to stockholder approval, become effective at the closing of the Merger.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY’S DIRECTOR NOMINEE DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019 AND “FOR” THE PROPOSAL TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE ADVISER.

Voting Securities

You may cast one vote for each share of common stock of the Company that you owned as of the Record Date. Shares of the Company’s common stock have equal voting rights as all other shares of the Company’s common stock and are the only class of voting securities outstanding of the Company. As of June 7, 2019, the Company had 5,047,214 shares of common stock outstanding.

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of stockholders must be present at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Annual Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the virtual Annual Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The “routine” matter being considered by the Company at this Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2), and the “non-routine” matters being considered by the Company at this Annual Meeting are the election of directors (Proposal 1) and the approval of the New Investment Advisory Agreement (Proposal 3). If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on Proposals 1 and 3, your broker may not be permitted to vote your shares on such “non-routine” matters.

Please note that to be sure your vote is counted on Proposals 1 and 3, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to the “non-routine” matters being considered by the Company at the Annual Meeting.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to participate in the virtual Annual Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Some stockholders hold their shares in more than one account and may receive a separate proxy card for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote by following the instructions on each proxy card you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the virtual Annual Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the virtual Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

Votes Required

Proposal 1: Election of directors. The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect the director nominees (i.e., the candidates receiving the most “FOR” votes will win the election). In addition, in the case of Deborah Gero’s election, her election is subject to the completion of the Merger. Stockholders may not cumulate their votes. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 2: Ratification of independent registered public accounting firm. The affirmative vote of a majority of the Company’s votes cast at the Annual Meeting is required to ratify the appointment of EY to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “FOR” the ratification of the appointment of EY exceeds the number of votes “against” the ratification of the appointment of EY). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 3. Approval of the New Investment Advisory Agreement. The affirmative vote of a “majority of the outstanding voting securities” of the Company is required to approve the New Investment Advisory Agreement. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Annual Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” this proposal.

Information Regarding This Solicitation

The Merger Agreement specifically provides that Oaktree and Brookfield will each bear 50% of all fees and expenses incurred in connection with the consent solicitation process, including any costs associated with this solicitation of proxies, to obtain shareholder approval of a new investment advisory agreement resulting from the Merger. Accordingly, while the Company will bear its own legal expenses with respect to Proposals 1 and 2 (which are unrelated to the Merger), Oaktree and Brookfield will each bear 50% of all fees and expenses relating to Proposal 3. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of Oaktree Administrator and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. Oaktree Administrator has engaged Broadridge to provide certain proxy solicitation services for which it will be paid a fee of approximately $54,000 plus out-of-pocket expenses for such services. You could be contacted by telephone on behalf of the Company and be urged to vote. Broadridge will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. Oaktree and Brookfield will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. The principal address of Oaktree Administrator is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 7, 2019, the beneficial ownership information of each current director and each nominee for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 5,047,214 shares of common stock outstanding as of June 7, 2019.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Based upon the absence of filings with the SEC by persons reporting beneficial ownership of 5% or more of the Company’s common stock, the Company believes there are no such persons.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups—interested director and independent directors. The interested director is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. We define “Independent Directors” below under “Proposal 1: Election of Directors.” The address of all executive officers and directors is c/o Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name	Number of Shares of Common Stock Owned Beneficially	Percentage of Company Common Stock Outstanding
Interested Director:
Edgar Lee	—	—
Independent Directors:		—
Allison Keller	—	—
Stephen Mosko	—	—
Deborah Gero(1)	—	—
Executive Officers:		—
Mel Carlisle	—	—
Kimberly Larin	—	—
Mathew Pendo	—	—
All Executive Officers and Directors as a Group(2)	—	—
5% Holders	—	—

(1)	Deborah Gero has been nominated for membership on the Board commencing upon her election at the Annual Meeting and subject to the completion of the Merger.
(2)	Amount only includes Section 16(a) reporting persons of the Company.

The following table sets forth, as of June 7, 2019, the dollar range of our equity securities that is beneficially owned by each of the current directors of the Company.

Name Interested Director:	Dollar Range of Equity Securities Beneficially Owned(1)
Edgar Lee	—

Independent Directors:
Allison Keller	—
Stephen Mosko	—

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company is managed under the oversight of its Board. The Board currently consists of three members, of whom one is an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board may modify its number of members in accordance with the Company’s bylaws, except that no decrease in the number of directors shall shorten the term of any incumbent director. Pursuant to Section 56 of the 1940 Act, a majority of the directors of the Board must be comprised of Non-Interested Directors. In addition, the Board has determined that it is appropriate that a majority of our directors meet the definition of “independent director” under the corporate governance standards of The NASDAQ Stock Market LLC (“NASDAQ”). We refer to our directors that are Non-Interested Directors and that satisfy the independent director requirements of NASDAQ as “Independent Directors”.

Under the amended and restated certificate of incorporation of the Company, directors are divided into three classes. At each annual meeting of stockholders of the Company, the successors to the director(s) whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until his or her successor has been duly elected and qualified or any director’s earlier resignation, death or removal.

Mr. Mosko has been nominated for re-election to the Board for a three-year term expiring at the 2022 Annual Meeting of Stockholders of the Company.

In addition, in order to satisfy the conditions of Section 15(f) of the 1940 Act in connection with the Merger, Deborah Gero has been selected and nominated for election to the Board by the Company’s Non-Interested Directors for a three-year term expiring at the 2022 Annual Meeting of Stockholders of the Company, with such election being subject to the Closing.

No person being nominated by the Company as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of the Company can vote for or withhold on the director nominees. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on the election of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the nominees named above. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

The Company’s Board unanimously recommends a vote “FOR” the Company’s director nominees described in this proxy statement.

Director and Executive Officer Information

Directors

Information regarding the Company’s nominees for election as directors at the Annual Meeting and the Company’s continuing directors is set forth below. We have divided the directors into two groups—Independent Directors and interested directors.

Name, Address, and Age(1)	Positions with Company – Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Companies in Fund Complex(2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director During the Past Five Years
Interested Director

Edgar Lee (43)	Class III Director, Chairman, Chief Executive Officer and Chief Investment Officer since 2018; term expires in 2021	Chairman, Chief Executive Officer and Chief Investment Officer of the Company; Director, Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending Corporation (“OCSL”) and Oaktree Strategic Income Corporation (“OCSI”) since 2017; Managing Director of Oaktree Capital Management, L.P., the Company’s investment adviser; and has served as the portfolio manager for Oaktree’s Strategic Credit strategy since 2013. From 2010 to 2013, Mr. Lee was a senior vice president within Oaktree’s Distressed Debt group and led a number of the group’s investments in the media, technology and telecom industries.	1	Director of Neo Performance Materials and previously served on the boards of Nine Entertainment and Charter Communications.

Name, Address, and Age(1)	Positions with Company – Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Companies in Fund Complex(2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director During the Past Five Years
Independent Directors

Allison Keller (54)	Class II Director since 2018; term expires in 2020	Since 2007, Executive Director and Chief Financial Officer of W.M. Keck Foundation; from 2007 through 2016, Ms. Keller was also the President of Oakmont Corporation, a private investment firm and family office assisting multi-generational, high net worth extended families and related private foundations.	1	—

Stephen Mosko* (63)	Class I Director since 2018; term expires in 2019	Chief Executive Officer of Village Roadshow Entertainment Group since October 2018; from 2015 to 2016, Mr. Mosko served as Chair of Sony Pictures Television for which he remains a consultant. Mr. Mosko also served as the President of Sony Pictures’ U.S. Television operation, Executive Vice President of Sales for Sony Pictures Television and Vice President of the Western Region for Columbia TriStar Television Distribution.	1	—

Name, Address, and Age(1)	Positions with Company – Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Companies in Fund Complex(2) Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director During the Past Five Years

Deborah Gero* (59)	—	Director and Secretary of The Friends of the Brentwood Art Center since September 2016. Ms. Gero has also held various positions with American International Group, Inc. and its affiliates (collectively, “AIG”) from 2012 to 2018.	3	—

*	Director nominee.
(1)	The address of all directors is c/o Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(2)

“Fund Complex” includes the Company, OCSL and OCSI, each a company that has elected to be regulated as a BDC under the 1940 Act that has the same investment adviser, Oaktree, and administrator, Oaktree Administrator, as the Company.

Biographical information regarding the Company’s directors is set forth below.

Executive Officers

The following persons serve as the Company’s executive officers in the following capacities:

Name	Age	Position
Mel Carlisle	51	Chief Financial Officer and Treasurer
Mathew Pendo	55	Chief Operating Officer
Kimberly Larin	51	Chief Compliance Officer

Biographical Information

Independent Directors

Allison Keller. Ms. Keller has been a Director and has served as the Chair of the Audit Committee since July 2018. Since 2007, Ms. Keller has been the Executive Director and Chief Financial Officer of the W.M. Keck Foundation, a foundation focused primarily on promoting pioneering scientific discoveries as well as undergraduate education and, in Southern California, community programs. Ms. Keller manages the program, investment, staff and administrative activities while working closely with the foundation’s board of directors to develop the foundation’s vision and strategies. From 2007 through 2016, Ms. Keller was also the President of Oakmont Corporation, a private investment firm and family office assisting multi-generational, high net worth extended families and related private foundations. Previously, Ms. Keller was a corporate partner with O’Melveny & Myers LLP. Ms. Keller’s practice focused on raising public and private capital, counseling private and public company boards of directors on strategic transactions and corporate governance policies, negotiating business combinations and reviewing complex regulatory filings. Ms. Keller’s philanthropic work includes board service in both public and private higher education and K-12 education and medical research and education. Ms. Keller has also performed pro bono legal work for multiple community organizations in Los Angeles. Ms. Keller earned her A.B. from Princeton University and J.D. from UCLA School of Law.

Stephen Mosko. Mr. Mosko has been a Director and has served as a member of the Audit Committee since July 2018. Since October 2018, Mr. Mosko has served as Chief Executive Officer of Village Roadshow Entertainment Group. Mr. Mosko formerly served as Chair of Sony Pictures Television for which he remains a consultant. Mr. Mosko also served as the President of Sony Pictures’ U.S. Television operation, Executive Vice President of Sales for Sony Pictures Television and Vice President of the Western Region for Columbia TriStar Television Distribution. Before joining Sony Pictures, Mr. Mosko held earlier career positions as Local Sales Manager of NBC affiliate WMAR-TV in Baltimore, and in Philadelphia as General Sales Manager of WTAF-TV and Vice President and Station Manager of WPHL-TV. Mr. Mosko has served as Chairman of the National Association of Television Program Executives; Chairman of the Academy of Television Arts & Sciences Foundation; Director of Game Show Network, LLC and Game Show Network; Director of The Advertising Council, Inc.; member of the Board of Directors for the Celine Cousteau Film Fellowship; Member of the Executive Committee of the Los Angeles Board of Governors of The Paley Museum; the National Board of Junior Achievement; Member of the Executive Board of the UCLA School of Theater, Film and Television; Director at Loyola Marymount University, Los Angeles; Member of the Philadelphia Police Department’s Drug Advisory Council; and President of the Philadelphia Ad Club. Mr. Mosko received his Bachelor of Arts in Communications from the University of Delaware. Mr. Mosko also received honorary degrees from Loyola Marymount University, Chapman University and the University of Delaware.

Deborah Gero. Ms. Gero has been nominated for election as a Director at the Annual Meeting. Ms. Gero has been a member of the OCSL and OCSI Boards since March 2019. Ms. Gero has held various positions with AIG, including as a Senior Managing Director and Deputy Chief Investment Officer of AIG Asset Management, where she was responsible for developing the firm’s investment strategy for approximately $300 billion of insurance company portfolios from 2012 to 2018. She joined AIG in 2009 and served as Chief Risk Officer for the Life and Retirement division until 2012. Before joining AIG, Ms. Gero was a consultant from 2003 to 2009, focusing on collateralized debt obligation investment management and investments in insurance companies. Prior to her work as a consultant, Ms. Gero spent eight years at AIG and its predecessor entities in a variety of capacities including Portfolio Manager of a $3 billion collateralized debt obligation portfolio and Corporate Actuary. Previous experiences include numerous actuarial and asset/liability management roles at Conseco, Inc., Tillinghast/Towers-Perrin and Pacific Mutual Life Insurance Company. Ms. Gero has previously served as a director of Aurora National Life Insurance Company and New California Life Holdings, as well as several insurance and asset management subsidiaries of AIG. Ms. Gero received a B.A. degree in mathematics from the University of Notre Dame. She is a CFA charterholder, a fellow in the Society of Actuaries and a member of the American Academy of Actuaries.

Interested Director

Edgar Lee. Mr. Lee has been a Director and has served as the Company’s Chairman, Chief Executive Officer and Chief Investment Officer since July 2018. Mr. Lee is also Chief Executive Officer and Chief Investment Officer for OCSL and OCSI. Mr. Lee has been a Managing Director at Oaktree and has served as the portfolio manager for Oaktree’s Strategic Credit strategy since 2013. From 2010 to 2013, Mr. Lee was a senior vice president within Oaktree’s Distressed Debt group and led a number of the group’s investments in the media, technology and telecom industries. Prior to joining Oaktree in 2007, Mr. Lee worked within the Investment Banking division at UBS Investment Bank in Los Angeles, where he was responsible for advising clients on a number of debt and preferred stock restructurings, leveraged financings, buy-side and sell-side M&A, mezzanine financings and recapitalizations. Before that, he was employed within the Fixed Income division at Lehman Brothers Inc. Prior experience includes work at Katzenbach Partners LLP and the Urban Institute. Mr. Lee serves as a director of Neo Performance Materials and previously served on the boards of Nine Entertainment and Charter Communications. Mr. Lee received a B.A. degree in economics from Swarthmore College and an M.P.P. with a concentration in applied economics from Harvard University.

Executive Officers

Mel Carlisle. Mr. Carlisle has served as the Company’s Chief Financial Officer and Treasurer since July 2018. Mr. Carlisle has also served as Chief Financial Officer of OCSL and OCSI since October 2017 and Treasurer of OCSL and OCSI since November 2017. Mr. Carlisle has been a Managing Director and Head of the Distressed Debt fund accounting team within the Closed-end Funds accounting group at Oaktree since 2006. He joined Oaktree in 1995. Prior thereto, Mr. Carlisle was a manager in the Client and Fund Reporting Department of The TCW Group, Inc. Previously, he was employed in the Financial Services Group in Price Waterhouse’s Los Angeles office. Mr. Carlisle received a B.A. degree in economics and accounting from Claremont McKenna College. He is a Certified Public Accountant (inactive).

Mathew Pendo. Mr. Pendo has served as the Company’s Chief Operating Officer since July 2018. Mr. Pendo has also served as the Chief Operating Officer of OCSL and OCSI since October 2017 and currently serves as Managing Director, Head of Corporate Development and Capital Markets for Oaktree, which he joined in 2015. Prior to joining Oaktree, Mr. Pendo was at the investment banking boutique of Sandler O’Neill Partners, where he was a managing director focused on the financial services industry. Prior thereto, Mr. Pendo was the Chief Investment Officer of the Troubled Asset Relief Program (TARP) of the U.S. Department of the Treasury, where he was honored with the Distinguished Service Award. There, he built and managed a team of 20 professionals overseeing the Treasury’s $200 billion TARP investment activities across multiple industries including AIG, GM and the banks, and all levels of the capital structure. Mr. Pendo began his career at Merrill Lynch, where he spent 18 years, starting in their investment banking division before becoming managing director of the technology industry group. Subsequently, Mr. Pendo was a managing director at Barclays Capital, first serving as co-head of U.S. Investment Banking and then co-head of Global Industrials group. He received a bachelor’s degree in economics from Princeton University, cum laude, and previously served as a board member of SuperValu Inc.

Kimberly Larin. Ms. Larin has served as the Company’s Chief Compliance Officer since July 2018. Ms. Larin has also served as Chief Compliance Officer of OCSL and OCSI since October 2017 and currently serves as a Managing Director and Deputy Chief Compliance Officer for Oaktree. Prior to joining Oaktree in 2002, Ms. Larin spent six years at Western Asset Management Company as a compliance officer. Ms. Larin received a B.S. degree in business administration with an emphasis in marketing from Oklahoma State University.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and executive officers, reviews and monitors the services and activities performed by the Company’s investment adviser and executive officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under the Company’s bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an Independent Director; the Company believes that it should maintain the flexibility to select the chairman and reorganize its leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such time.

Presently, Mr. Edgar Lee serves as the Chairman of the Board. Mr. Lee’s familiarity with Oaktree’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the Chairman of the Company. The Company believes that it is best served through this existing leadership structure, as Mr. Lee’s relationship with Oaktree provides an effective bridge and encourages an open dialogue between Oaktree and the Board.

The Company’s corporate governance practices include regular meetings of its Independent Directors in executive session without the presence of interested directors and management, the establishment of an Audit Committee comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors of the Company meet with in executive session at least once a year, for administering the Company’s compliance policies and procedures.

Board’s Role in Risk Oversight

Our Board performs its risk oversight function primarily through (i) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Directors, and (ii) active monitoring by the Company’s chief compliance officer and its compliance policies and procedures.

As described below in more detail, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audit of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the Company’s chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, its investment adviser and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the Company’s chief compliance officer meets in executive session with the Board’s Independent Directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. As a BDC, the Company is required to comply with certain regulatory requirements that control the levels of risk in its businesses and operations.

Transactions with Related Persons

The Company is externally managed by Oaktree pursuant to the Current Investment Advisory Agreement. Oaktree is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), that is partially and indirectly owned by Oaktree Capital Group, LLC, a publicly traded Delaware limited liability company listed on the New York Stock Exchange under the ticker symbol “OAK.”

Pursuant to the Current Investment Advisory Agreement, the Company pays Oaktree a fee for investment advisory and management services consisting of two components—the Management Fee and the Incentive Fee (each as defined below). All investment professionals of the Adviser who provide investment advisory services to us will be compensated by the Adviser, as described below.

Management Fee

Prior to (i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange (each of (i) and (ii), a “Qualified Listing”), if any, Oaktree is entitled to receive quarterly in arrears a management fee (the “Management Fee”)

equal to 1.00% per annum (the “Applicable Management Fee Percentage”) of the Company’s Gross Asset Value (as defined below); provided, that prior to a Qualified Listing, the Management Fee does not exceed 1.75% per annum of the Unleveraged Asset Value (as defined below). From and after the date of a Qualified Listing, if any, the Applicable Management Fee Percentage will increase to 1.50% per annum of the Company’s Gross Asset Value.

For purposes of calculating the Management Fee, the Gross Asset Value is determined by the Company’s board of directors (including any committee thereof). Until (a) the 12-month anniversary of the initial closing of a private offering of the Company’s common stock, which initial closing occurred on August 6, 2018 (the “Initial Closing”) or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter is calculated based on the Company’s average Gross Asset Value at the end of each month during such calendar quarter (prior to taking into account any Incentive Fee); provided, that the Management Fee for the Company’s first calendar quarter is calculated based on the Company’s Gross Asset Value at the end of such calendar quarter (prior to taking into account any Incentive Fee). Following (a) the 12-month anniversary of the Initial Closing or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter will be calculated based on the Company’s average Gross Asset Value at the end of such quarter and at the end of the preceding quarter (in each case, prior to taking into account any Incentive Fee); provided, that the Management Fee for the calendar quarter in which the Company consummates a Qualified Listing will be calculated based on the Company’s Gross Asset Value at the end of such calendar quarter (prior to taking into account any Incentive Fee). For the period from August 6, 2018 (commencement of operations) to September 30, 2018, base management fees were $39,726.

The term “Gross Asset Value” means the value of the Company’s gross assets, determined on a consolidated basis in accordance with GAAP, including portfolio investments purchased with borrowed funds and other forms of leverage, but excluding cash and cash equivalents.

The term “Unleveraged Asset Value” means the Gross Asset Value less the Company’s borrowings for investment purposes determined on a consolidated basis in accordance with GAAP (other than borrowings under the Company’s investor subscription credit facility that are repaid within 180 days following incurrence).

Incentive Fee

The Incentive Fee consists of two parts: the Investment Income Incentive Fee and the Capital Gains Incentive Fee (each defined below).

Investment Income Incentive Fee

The Investment Income Incentive Fee is calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income, which means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the operating expenses accrued for the quarter (including the Management Fee, Company expenses and any interest expense or fees on any credit facilities or outstanding debt, but excluding the Incentive Fee). The Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment in kind (“PIK”) interest and zero coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, the Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle of 1.50% per quarter (6% annualized) (the “Hurdle Rate”). The Company pays Oaktree an Investment Income Incentive Fee each quarter as follows:

(a) Hurdle Rate Return: No Investment Income Incentive Fee in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(b) Catch-Up: 100% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets in such calendar quarter (the “Catch-Up”), which is intended to provide Oaktree with 20% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in such calendar quarter; and

(c) 80/20 Split: 20% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets in such calendar quarter, so that once the Hurdle Rate is reached and the Catch-Up in (b) immediately above is achieved, 20% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to Oaktree.

The foregoing calculations will be appropriately prorated for any period of less than three months and adjusted for any issuances or repurchases of Common Stock during a quarter. For the period from August 6, 2018 (commencement of operations) to September 30, 2018, there was no Investment Income Incentive Fee.

Capital Gains Incentive Fee

In addition to the Investment Income Incentive Fee described above, commencing as of December 31, 2018, Oaktree will be entitled to receive a Capital Gains Incentive Fee (as defined below). The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year. The Capital Gains Incentive Fee will be equal to 20% of the realized capital gains, if any, on a cumulative basis from the date of the Initial Closing through the end of each calendar year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee with respect to each of the investments in the Company’s portfolio, provided that the Capital Gains Incentive Fee determined as of December 31, 2018, if any, will be calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of the Initial Closing through the end of 2018 (the “Capital Gains Incentive Fee,” and together with the Investment Income Incentive Fee, the “Incentive Fee”).

Although the Capital Gains Incentive Fee due to Oaktree will not be payable until it is contractually due based on the Current Investment Advisory Agreement, the Company will accrue this component at the end of each reporting period based on the Company’s realized capital gains, if any, on a cumulative basis from the date of the Initial Closing through the end of each reporting period, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, as contractually included in the calculation of the Capital Gains Incentive Fee, plus the cumulative amount of unrealized capital appreciation. If such amount is positive at the end of a period, then the Company will accrue an incentive fee equal to 20% of such amount. If such amount is negative, then there will be no accrual for such period or an appropriate reduction in any amount previously accrued. U.S. GAAP requires that the Capital Gains Incentive Fee accrual consider cumulative unrealized capital appreciation in the calculation, as a Capital Gains Incentive Fee would be payable if such unrealized capital appreciation were realized. There can be no assurance that such unrealized capital appreciation will be realized in the future. For the period from August 6, 2018 (commencement of operations) to September 30, 2018, the accrued Capital Gains Incentive Fee was $42,021.

The Current Investment Advisory Agreement may be terminated by either party without penalty, upon 60 days’ written notice to the other party, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by Oaktree.

Current and New Administration Agreement

The Company is externally administered pursuant to the Current Administration Agreement with Oaktree Administrator, an affiliate of Oaktree. Pursuant to the Current Administration Agreement, Oaktree Administrator furnishes the Company with office facilities, equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Current Administration Agreement, Oaktree Administrator also performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, and being responsible for the financial records that the Company is required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, Oaktree Administrator assists the Company in determining and publishing the net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

Payments under the Current Administration Agreement are equal to an amount that reimburses Oaktree Administrator for its costs and expenses incurred in performing its obligations under the Administration Agreement and providing personnel and facilities. The Current Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party, by the vote of a majority of the Company’s outstanding voting securities, or by the vote of the Company’s directors or by Oaktree Administrator. In addition, Oaktree Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company (“State Street”), pursuant to which State Street provides for certain administrative and professional services. The Company bears all of the costs and expenses of any sub-administration agreements that Oaktree Administrator enters into.

For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services under the Current Administration Agreement, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of Oaktree Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. The Company will reimburse Oaktree (or its affiliates) for an allocable portion of the compensation paid by Oaktree (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business and affairs and to acting on the Company’s behalf). Our Board will review the fees payable under the Current Administration Agreement to determine that these fees are reasonable and comparable to administrative services charged by unaffiliated third parties.

For the period from August 6, 2018 (commencement of operations) through September 30, 2018, the Company incurred $109,484 of expenses under the Current Administration Agreement.

If the New Investment Advisory Agreement is approved by the Company’s stockholders and becomes effective, Oaktree Administrator will continue to provide administrative services to the Company under a new administration agreement (the “New Administration Agreement”). The terms of the New Administration Agreement will be the same as under the Current Administration Agreement other than the date and related updating.

Placement Agent Agreement

The Company has entered into a Placement Agent Agreement with OCM Investments, LLC (the “Placement Agent”), an affiliate of Oaktree, which may require investors (other than investors sourced by the Company, Oaktree, the Placement Agent or their respective affiliates) to pay a distribution fee to the Placement Agent for its services. Although the Company does not pay any fees to the Placement Agent, the Company indemnifies the Placement Agent in connection with its activities.

Review, Approval or Ratification of Transactions with Related Persons

The Independent Directors of the Company are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

Our executive officers and directors, and certain members of Oaktree, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by Oaktree’s affiliates. For example, Oaktree presently serves as the investment adviser to OCSI and OCSL. OCSI and OCSL have historically invested in debt and debt-like instruments similar to those we target for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for OCSI, OCSL and us. OCSI and OCSL each operate as distinct and separate entities. In addition, all of our executive officers serve in substantially similar capacities for OCSI and OCSL. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our best interests or the best interests of our stockholders. For example, the personnel of Oaktree may face conflicts of interest in the allocation of investment opportunities to us and such other funds and accounts.

Oaktree has investment allocation guidelines that govern the allocation of investment opportunities among the investment funds and accounts managed or sub-advised by Oaktree and its affiliates. To the extent an investment opportunity is appropriate for us, OCSI or OCSL or any of the other Oaktree funds, Oaktree will adhere to its investment allocation guidelines in order to determine a fair and equitable allocation.

We may invest alongside funds and accounts managed or sub-advised by Oaktree and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may invest alongside such accounts consistent with guidance promulgated by the staff of the SEC permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that Oaktree, acting on our behalf and on behalf of other clients, negotiates no term other than price or terms related to price.

In addition, on October 18, 2017, Oaktree received exemptive relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is Oaktree or an investment adviser controlling, controlled by or under common control with Oaktree, to participate in negotiated co-investment transactions, where doing so is consistent with the applicable registered fund’s or BDC’s investment objective and strategies as well as regulatory requirements and other pertinent factors, and pursuant to the conditions of the exemptive relief. Each potential co-investment opportunity that falls under the terms of the exemptive relief and is appropriate for us and any affiliated fund or account, and satisfies the then-current board-established criteria, will be offered to us and such other eligible funds and accounts. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their proposed order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on the investment proposed by the applicable investment adviser to such participant, up to the amount proposed to be invested by each, which is reviewed and approved by an independent committee of legal, compliance and accounting professionals at Oaktree. Although Oaktree will endeavor to allocate investment opportunities in a fair and equitable manner, we and the stockholders could be adversely affected to the extent investment opportunities are allocated to other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of Oaktree. We might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Oaktree and its affiliates. Oaktree seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds or accounts receive allocations where others do not.

Pursuant to the Current Investment Advisory Agreement, Oaktree’s liability is limited and we are required to indemnify Oaktree against certain liabilities. Under the New Investment Advisory Agreement Oaktree’s liability will be similarly limited and we will be required to indemnify Oaktree against certain liabilities. This may lead Oaktree to act in a riskier manner in performing its duties and obligations under the Current Investment Advisory Agreement or the New Investment Advisory Agreement, as the case may be, than it would if it were acting for its own account, and creates a potential conflict of interest.

Pursuant to the Current Administration Agreement, Oaktree Administrator furnishes us with the facilities, including our principal executive office, and administrative services necessary to conduct our day-to-day operations. We pay Oaktree Administrator our allocable portion of overhead and other expenses incurred by the Oaktree Administrator or such affiliate in performing its obligations and services under the Current Administration Agreement, such as rent and our allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Oaktree Administrator or such affiliate for us. This arrangement creates conflicts of interest that our Board must monitor.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own 10% or more of the Company’s common stock, to file reports of ownership and changes in ownership of its equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to the Company, or written representations that no such forms were required, the Company believes that its directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the fiscal period ended September 30, 2018, except that one report on Form 3 for each of our Independent Directors was inadvertently filed late on October 5, 2018.

Corporate Governance

Our Board of Directors

Board Composition

Our Board currently consists of three members. Pursuant to our amended and restated certificate of incorporation, the Board is divided into three classes, with the members of each class each serving staggered, three-year terms. The term of our Class I Director will expire at the Meeting; the term of our Class II Director will expire at the 2020 annual meeting of stockholders; and the term of our Class III Director will expire at the 2021 annual meeting of stockholders.

Mr. Mosko serves as a Class I Director (with an initial term expiring at the Meeting). Ms. Keller serves as a Class II Director (with an initial term expiring at the 2020 annual meeting of stockholders). Mr. Lee serves as a Class III Director (with an initial term expiring at the 2021 annual meeting of stockholders). Ms. Gero has been nominated for election as a Class I Director (with an initial term expiring at the 2022 annual meeting of stockholders).

Independent Directors

Pursuant to Section 56 of the 1940 Act, a majority of a BDC’s board of directors must be comprised of Non-Interested Directors. In addition, our Board has determined that it is appropriate to have a board of directors with at least a majority of directors that meet the definition of “independent directors” under the corporate governance standards of NASDAQ. Under NASDAQ corporate governance standards, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

Consistent with these considerations, after review of all relevant transactions and relationships between each Director, or any of his or her family members, and the Company, Oaktree, or of any of their respective affiliates, the Board has determined that each of Ms. Keller and Mr. Mosko qualifies as an Independent Director. In addition, the Board has determined that Deborah Gero qualifies as, and will be, an Independent Director upon her election. Each director who serves on the Audit Committee is an Independent Director for purposes of Rule 10A-3 under the Exchange Act.

Interested Directors

Mr. Lee is considered an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company because of his relationship with us, Oaktree or affiliated persons of Oaktree.

Meetings and Attendance

Our Board met once during the period from August 6, 2018 (commencement of operations) through September 30, 2018, and acted on occasion by written consent. Our Board also met in July 2018 for organizational purposes. No Independent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served; however, Mr. Lee attended only one of our two Board meetings.

Board and Committee Attendance

All Directors are expected to attend at least 75% of the aggregate number of meetings of our Board and of the committee on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings. The Company encourages, but does not require, the members of the Board to attend the Company’s annual meeting of its stockholders.

Communications with Directors

Our Board has established procedures whereby our stockholders and other interested parties may communicate with any member of our Board, the chairman of any of our Board committees or with our Independent Directors as a group by mail addressed to the applicable directors or director group, to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071, Attention: Secretary. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate Director, or Directors, for review.

Code of Business Conduct

The Company has adopted a Code of Business Conduct which applies to, among others, executive officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and all other officers, employees and directors of the Company. There have been no material changes to our Code of Business Conduct or material waivers of Code of Business Conduct that apply to our Chief Executive Officer or Chief Financial Officer. We hereby undertake to provide a copy of the Code of Business Conduct to any person, without charge, upon request. Requests for a copy of the Code of Business Conduct may be made in writing addressed to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071, Attention: Secretary.

Committees of the Board of Directors

Our Board has established an Audit Committee and may establish additional committees in the future. Our Board does not have a standing nominating committee because it believes the function typically served by this committee is best handled by those directors whose term is not expiring currently. Our Board does not have a standing compensation committee because our executive officers do not receive any direct compensation from us. The compensation of the directors who are not considered “interested persons” of our Company is discussed under “—Compensation and Insider Participation—Compensation of Independent Directors” below.

Audit Committee

The Audit Committee is currently composed of Ms. Keller and Mr. Mosko, each of whom is an Independent Director. Ms. Keller serves as Chair of the Audit Committee. Our Board has determined that Ms. Keller is an

“audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Each of Ms. Keller and Mr. Mosko meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. A copy of the charter is attached as Attachment A to this proxy statement. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to our Board regarding the valuation of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements, overseeing internal audit staff and periodic filings and receiving our audit reports and financial statements.

The Audit Committee did not hold any meetings during the period from August 6, 2018 (commencement of operations) through September 30, 2018; however, the Audit Committee met on July 9, 2018 for organizational matters and on October 28, 2018.

Nominating Committee

Nomination for election as a director may be made by the board of directors or by stockholders in compliance with the procedures set forth in our bylaws.

Our board of directors seeks candidates who possess the background, skills and expertise to make a significant contribution to us, the board of directors and our stockholders. In considering possible candidates for election as a director, the board of directors takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to our affairs;

•	are able to work with the other members of our board of directors and contribute to our success;

•	can represent the long-term interests of our stockholders as a whole; and

•	are selected such that our board of directors represents a range of backgrounds and experience.

Our board of directors has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the board of directors considers and discusses diversity, among other factors, with a view toward the needs of our board of directors as a whole. The board of directors generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our board of directors, when identifying and recommending director nominees. The board of directors believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a board of directors that best serves our needs and the interests of our stockholders.

The Independent Director or Directors whose term is not expiring selects and evaluates any candidates for Independent Director at such meeting, and the director or directors whose term is not expiring select and evaluate candidates for interested directors at such meeting, in each case in accordance with the criteria set forth above. Such Independent Directors and Directors, as applicable, are then responsible for recommending to the board of directors a slate of nominees for Independent Director and interested director positions, as applicable, for the board of directors’ approval. Generally, candidates for a position as a member of the board of directors are suggested by existing members of the board of directors; however, the board of directors will consider stockholder recommendations for candidates for the board of directors, and will evaluate any such recommendations using the criteria set forth above.

Compensation Committee

We do not have a standing compensation committee because our executive officers do not receive any direct compensation from us. The compensation of the Independent Directors is determined solely by those Independent Directors.

Involvement in Certain Legal Proceedings

The Company may become party to certain lawsuits in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. The Company is not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against the Company.

Election of Officers

Our Board elects our officers and each of our officers serves until his or her earlier death, resignation or termination or until his or her successor is duly elected and qualified.

Compensation and Insider Participation

Compensation of Independent Directors

Each Independent Director receives the following amounts for serving as a director of the Company: (i) a $50,000 annual fee; (ii) reimbursement of reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings, and (iii) an annual fee of $5,000 for the Chair of our Audit Committee.

The Independent Directors review their own compensation and recommend to the Board the appropriate level of compensation. In conducting their review, the Independent Directors use such information as they deem relevant, including compensation paid to directors of other BDCs of similar size and the time and effort required of the directors in fulfilling their responsibilities to the Company. The Board then determines the compensation of the Independent Directors. This level of compensation may be adjusted from time to time.

The following table sets forth information concerning total compensation earned by or paid to each of our Independent Directors during the fiscal year ended September 30, 2018:

	Fees Earned or Paid in Cash	Total Compensation from the Company	Total Compensation from the Fund Complex(1)
Allison Keller, Independent Director	$13,750	$13,750	$13,750
Stephen Mosko, Independent Director	$12,500	$12,500	$12,500

(1)	“Fund Complex” includes the Company, OCSL and OCSI, each a BDC that has the same investment adviser, Oaktree, and administrator, Oaktree Administrator, as the Company.

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of Oaktree or its affiliates or by subcontractors, pursuant to the terms of the Investment Advisory Agreement entered into by and between the Company and

Oaktree, and the Current Administration Agreement entered into by and between the Company and Oaktree Administrator. Each of our executive officers is an employee of Oaktree or its affiliates. Our day-to-day investment operations are managed by Oaktree. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates or by subcontractors.

No compensation is expected to be paid to Directors who are interested directors.

Securities Trading Policy

The Company has adopted a Securities Trading Policy that, among other things, prohibits directors, officers and other employees from entering into a short sale transaction or transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, with respect to the Company’s securities or use any other derivative transaction or instrument to take a short position in respect of the Company’s securities. The Company’s Securities Trading Policy permits share pledges in limited cases with the pre-approval of the Company’s chief compliance officer.

Required Vote

Directors are elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. In addition, in the case of Deborah Gero’s election, her election is subject to the completion of the Merger. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes also are not considered votes cast and thus have no effect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES IDENTIFIED ABOVE

PROPOSAL 2—RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR

Upon the recommendation of our Audit Committee, our Board has selected EY to serve as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2019.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of EY as our independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain EY and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

It is expected that a representative of EY will participate in the virtual Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by EY for the fiscal year ended September 30, 2018.

Audit Fees	$90,000
Audit-Related Fees	$—
Aggregate Non-Audit Fees:
Tax Fees	$—
All Other Fees	—
Total Aggregate Non-Audit Fees	$—

Total Fees	$90,000

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of shares of our common stock, there should not be any broker non-votes with respect to this proposal.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2018.

As part of its oversight of the Company’s financial statements, the Company’s Audit Committee reviewed and discussed with both management and its independent registered public accounting firm the Company’s audited financial statements filed with the SEC as of and for the fiscal year ended September 30, 2018. The Company’s management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Company’s Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301 (Communication with Audit Committees). The independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Company’s Audit Committee concerning independence, and the Audit Committee discussed the subject of independence with the independent registered public accounting firm.

The Company’s Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. Pursuant to the policies, the Company’s Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Company’s Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to a subcommittee of one of its members. The member to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Company’s Audit Committee has reviewed the audit fees paid by the Company to its independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended September 30, 2018, be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, for filing with the SEC. The Audit Committee also recommended the selection of EY to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2019.

Audit Committee

Allison Keller, Chair

Stephen Mosko, Member

PROPOSAL 3—APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

Background

The Adviser currently serves as investment adviser to the Company pursuant to an investment advisory agreement between the Company and the Adviser dated July 9, 2018. The Current Investment Advisory Agreement was last approved by our sole stockholder and by our Board, including each of the Non-Interested Directors, on July 9, 2018, in connection with our entry into the Current Investment Advisory Agreement.

Oaktree, the parent company of the Adviser, entered into an Agreement and Plan of Merger dated as of March 13, 2019 with Brookfield, pursuant to which Brookfield will acquire a majority economic interest in Oaktree. Following the Closing, Brookfield will hold an approximately 62% economic interest in Oaktree’s business and Oaktree’s founders and certain other members of Oaktree’s management and employees will own the remaining 38% economic interest in Oaktree’s business. It is currently anticipated that the board of the parent company of the Adviser will consist of ten individuals following the Closing, eight of whom are current board members of Oaktree and two of whom will be Brookfield representatives. Oaktree will continue to operate its business under the Oaktree name and current management will continue to manage the Oaktree business. In addition, Howard Marks, the Co-Chairman of Oaktree, is expected to join Brookfield’s board of directors following the Closing.

As a BDC, the Company is subject to the 1940 Act, which provides that any investment advisory agreement must terminate automatically upon its “assignment.” As used in the 1940 Act, the term “assignment” includes any transfer of a controlling block of outstanding voting securities of an adviser or the parent company of an adviser. Notwithstanding this definition, a transaction which does not result in a change of actual control or management of an investment adviser is not deemed an “assignment” for purposes of the 1940 Act.

The Merger has been structured so that Oaktree’s current management will maintain actual control of the management of Oaktree, subject to certain limited consent rights held by Brookfield, for the Initial Period. As a result, Oaktree has informed the Board that it does not believe the consummation of the Merger would be deemed an “assignment” of the Current Investment Advisory Agreement under the 1940 Act, although such a determination is inherently uncertain. In accordance with the 1940 Act, however, the Current Investment Advisory Agreement automatically terminates upon its “assignment”. To prevent any potential disruption in the Adviser’s ability to provide services to the Company once an “assignment” is deemed to occur, whether as a result of the Merger or as a result of Brookfield exercising actual control over Oaktree, the Company is seeking stockholder approval of the New Investment Advisory Agreement. All material terms will remain unchanged from the Current Investment Advisory Agreement.

The Board, including each of the Non-Interested Directors, has unanimously approved the New Investment Advisory Agreement and believes it to be in the best interests of the Company and its stockholders. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of Non-Interested Directors and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. If approved by stockholders at the Annual Meeting, the New Investment Advisory Agreement would become effective at the Closing and would remain in effect for two years from the date of its execution and thereafter from year-to-year if approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Non-Interested Directors. If the Merger does not occur, the Adviser will continue to operate the Company pursuant to the Current Investment Advisory Agreement.

Prior to the May 9, 2019 in-person meeting of the Board, the Board was provided materials regarding both the Current Investment Advisory Agreement and the New Investment Advisory Agreement. The Board discussed whether it would be in the best interests of the Company to approve the New Investment Advisory Agreement, to take effect in connection with the Closing. The Board, including each of the Non-Interested Directors, unanimously approved the New Investment Advisory Agreement and recommended that the New Investment Advisory Agreement be submitted to the Company’s stockholders for approval at the Annual Meeting.

The stockholders of the Company are being asked at the Annual Meeting to approve the New Investment Advisory Agreement between the Company and the Adviser for an initial term of two years. If the Company enters into the New Investment Advisory Agreement upon the Closing, the Current Investment Advisory Agreement would be terminated at such time.

The Board believes that the approval of the New Investment Advisory Agreement is in the best interests of the Company and its stockholders and will benefit the Company. The Company’s investment objective will remain unchanged as a result of the entry into the New Investment Advisory Agreement. Following the completion of the Merger: (i) the Company’s name will continue to be Oaktree Strategic Income II, Inc.; (ii) the Company will continue to be a BDC; and (iii) stockholders of the Company will still own the same amount and type of shares in the Company.

In the event the Company’s stockholders have not approved the New Investment Advisory Agreement prior to the Closing and the Company believes that an “assignment” of the Current Investment Advisory Agreement has occurred as such term is defined under the 1940 Act, the Adviser will continue to advise the Company under an interim investment advisory agreement, as described below under “—Interim Investment Advisory Agreement”, beginning on page 35 of this proxy statement.

Merger Agreement

Oaktree Capital Group, LLC, the parent company of the Adviser, entered into an Agreement and Plan of Merger with Brookfield, which provides that Brookfield will acquire a majority economic interest in Oaktree. The obligation of the parties to complete the Merger is subject to customary closing conditions, including, without limitation (i) the adoption of the Merger Agreement by holders of Oaktree Class A Units and Class B Units, voting together as a single class, representing a majority of the voting interests in Oaktree; (ii) the absence of any order or preliminary or permanent injunction preventing the consummation of the Merger; (iii) the expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period and receipt of certain other required antitrust and other regulatory approvals, including, without limitation, from the Committee on Foreign Investment in the United States; (iv) the effectiveness of the registration statement pursuant to which the Brookfield Class A Shares to be issued as part of the share consideration will be registered; (v) approval from the New York Stock Exchange for the listing of the Brookfield Class A Shares to be issued as part of the share consideration; (vi) the completion of the OCGH exchange and (vii) calculated as of a date between 5-10 days prior to closing, investment advisory clients representing at least 82.5% of the aggregate annualized investment advisory or similar fees of all Oaktree investment advisory clients (based upon assets under management as of February 28, 2019) calculated in accordance with the Merger Agreement, will have consented to the transactions, as described in the Merger Agreement. Each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties and (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case, subject to certain qualifications).

If a specified percentage of Oaktree’s clients (as measured by fee revenues calculated in accordance with the Merger Agreement) object to the Merger, then neither party will be obligated to complete the Merger. If the Company’s stockholders do not vote to approve the New Investment Advisory Agreement, such objection will be taken into account when determining the specified consent percentage noted in (vii) above.

The Non-Interested Directors do not have any interest in the Merger. In considering the recommendation of the Board that stockholders vote “FOR” the proposal to approve the New Investment Advisory Agreement, stockholders should be aware and take into account the fact that the Company’s interested director and officers have interests in the Merger that may be different from, or in addition to, the interests of stockholders generally and that may create potential conflicts of interest. These interests include, among others, the right to participate in an exchange for cash of OCGH units following the completion of the Merger, the right to acquire Brookfield’s interests in the Oaktree operating group in certain circumstances, the right to receive certain payments in respect of a tax receivable agreement and pursuant to an exchange agreement, and the right to accelerated vesting of certain equity awards in certain circumstances and rights to continuing indemnification and directors’ and officers’ liability insurance. Further, Edgar Lee, an interested director of the Company, is an officer of Oaktree. He has an equity interest in Oaktree. Accordingly, Mr. Lee would receive a monetary benefit from the Closing that reflects this pro rata interest in Oaktree. The Board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure of the Merger and in recommending that stockholders of the Company vote “FOR” the proposal to approve the New Investment Advisory Agreement.

Certain Conditions Under the 1940 Act

The Board has been informed that Brookfield and Oaktree will use reasonable best efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act with respect to the Company from and after the Closing, which provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons cannot receive any amount or benefit in connection with the sale unless two conditions are satisfied: (1) for three years following the consummation of the Merger, at least seventy-five percent (75%) of the Board must not be “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser, and (2) during the two years after the Merger, an “unfair burden” must not be imposed on the investment company as a result of the sale of such interest. In order to satisfy the conditions of Section 15(f) of the 1940 Act in connection with the Merger, Deborah Gero has been selected and nominated for election to the Board by the Company’s Non-Interested Directors for a three-year term expiring at the 2022 Annual Meeting of Stockholders of the Company, with such election being subject to the Closing. If the Merger is not completed, Deborah Gero will not be elected to the Board.

Overview of the New Investment Advisory Agreement

A copy of the form of the New Investment Advisory Agreement for the Company is attached to this proxy statement as Attachment B. The following description of the material terms of the New Investment Advisory Agreement is only a summary and is qualified in its entirety by reference to Attachment B. A copy of the form of the New Investment Advisory Agreement marked to show changes from the Current Investment Advisory Agreement is attached to this proxy statement as Attachment C.

Management Services

The Adviser is registered as an investment adviser under the Advisers Act. If the New Investment Advisory Agreement is approved by the stockholders of the Company, upon the Closing and subject to the overall supervision of the Board, the Adviser will continue to manage the day-to-day operations of the Company and provide the Company with investment advisory services. Under the proposed terms of the New Investment Advisory Agreement, the Adviser will continue to:

•	supervise the Company’s investment program;

•	make investment strategy decisions for the Company;

•	manage the investing and reinvesting of the Company’s assets;

•	perform diligence, negotiation and origination of investment opportunities;

•	manage the Company’s use of leverage and negotiating leverage facilities;

•

provide or procure the provision of research and statistical data to the Company in relation to investing and other matters within the scope of the investment objectives and limitations of the Company;

•	monitor the performance of the Company’s outside service providers, including the transfer agent and custodian; and

•	monitor the compliance by the Company with U.S. federal, state and other applicable laws and regulations.

The Adviser’s services under the New Investment Advisory Agreement will not be exclusive and the Adviser will generally be free to furnish similar services to other entities so long as its services to us are not impaired.

Advisory Fees

There is no proposed change in the fees payable by the Company to the Adviser for investment advisory services under the New Investment Advisory Agreement. If approved by stockholders at the Annual Meeting, the Company will continue to pay the Adviser the same Management Fee and Incentive Fee payable under the Current Investment Advisory Agreement.

For a description of the Management Fee and the Incentive Fee payable by the Company to the Adviser under the Current Investment Advisory Agreement, see “Proposal 1: Election of Directors—Transactions with Related Persons”, beginning on page 18 of this proxy statement.

Duration and Termination

If the Company’s stockholders approve the New Investment Advisory Agreement, unless earlier terminated as described below, the New Investment Advisory Agreement will become effective at Closing and remain in effect for two years from the date of its execution and thereafter from year-to-year if approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Non-Interested Directors. The New Investment Advisory Agreement will automatically terminate in the event of its “assignment” as such term is defined under the 1940 Act. The New Investment Advisory Agreement may be terminated by either party without penalty, upon 60 days’ written notice to the other party, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser.

Indemnification

The New Investment Advisory Agreement, like the Current Investment Advisory Agreement, provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based on the performance of any of the Adviser’s duties or obligations under the New Investment Advisory Agreement or otherwise as the Company’s investment adviser.

Administrative Services

If the New Investment Advisory Agreement is approved by the Company’s stockholders and becomes effective, Oaktree Administrator will continue to provide administrative services to the Company necessary for the operations of the Company under the New Administration Agreement, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the New Administration Agreement. Oaktree Administrator may also, on behalf of the Company and subject to review by the Board, conduct relations and negotiate agreements with custodians, trustees, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Oaktree Administrator will continue to provide, on the Company’s behalf, significant managerial assistance to those portfolio companies to which the Company offers and thereafter provides such assistance. In addition, Oaktree Administrator will assist the

Company in determining and publishing the Company’s net asset value and net asset value per share, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

Information about Executive Officers and Leadership

Upon the Closing, both Brookfield and Oaktree will continue to operate their respective businesses independently, with each remaining under its current brand and led by its existing management and investment teams. Howard Marks will continue as Co-Chairman of Oaktree, Bruce Karsh as Co-Chairman and Chief Investment Officer, and Jay Wintrob as Chief Executive Officer. Howard Marks and Bruce Karsh will continue to have operating control of Oaktree as an independent entity for the foreseeable future. In addition, Howard Marks will join Brookfield’s board of directors. There are no anticipated changes to fund-level governance, investment committees or investment teams.

Interim Investment Advisory Agreement

In the event the Company’s stockholders have not approved the New Investment Advisory Agreement prior to the Closing and the Company believes that an “assignment” of the Current Investment Advisory Agreement has occurred as such term is defined under the 1940 Act, the Adviser will continue to advise the Company under an interim investment advisory agreement between the Company and the Adviser (the “Interim Investment Advisory Agreement”). At the Company’s May 9, 2019 in-person meeting, the Board, including each of the Non-Interested Directors, unanimously approved the Interim Investment Advisory Agreement for the Company in order to assure continuity of investment advisory services to the Company.

The terms of the Interim Investment Advisory Agreement are substantially identical to those of the Current Investment Advisory Agreement and New Investment Advisory Agreement, except for the duration, termination and escrow provisions described below. In light of the foregoing, the Board, including each of the Non-Interested Directors, unanimously determined that the scope and quality of services to be provided to the Company under the Interim Investment Advisory Agreement are at least equivalent to the scope and quality of services provided under the Current Investment Advisory Agreement. The Board also considered the factors discussed below under “—Board Approval of the New Investment Advisory Agreement” as applied to the Interim Investment Advisory Agreement. The Interim Investment Advisory Agreement will continue in effect for a term ending on the earlier of 150 days from the Closing (the “150-day period”) or when the Company’s stockholders approve the New Investment Advisory Agreement. Pursuant to Rule 15a-4 under the 1940 Act, compensation earned by the Adviser under the Interim Investment Advisory Agreement will be held in an interest-bearing escrow account. If the Company’s stockholders approve the New Investment Advisory Agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Investment Advisory Agreement will be paid to the Adviser. If the Company’s stockholders do not approve the New Investment Advisory Agreement prior to the end of the 150-day period, the Board will take such action as it deems to be in the best interests of the Company, and the Adviser will be paid the lesser of its costs incurred in performing its services under the Interim Investment Advisory Agreement or the total amount in the escrow account, plus interest earned. The Interim Investment Advisory Agreement may be terminated by the Company on ten days’ written notice to the Adviser.

Board Approval of the New Investment Advisory Agreement

The Board met in person with Oaktree to consider the New Investment Advisory Agreement on May 9, 2019. At the in-person meeting of the Board held on May 9, 2019, the Board, including each of the Non-Interested Directors, unanimously approved the New Investment Advisory Agreement. The Non-Interested Directors met separately with counsel to the Company in connection with their review of the New Investment Advisory Agreement and the Merger. In reaching its decision to approve the New Investment Advisory Agreement, the Board, including each of the Non-Interested Directors, reviewed a significant amount of information, which had been furnished by Oaktree at the request of counsel to the Company, on behalf of the

Directors. In reaching a decision to approve the New Investment Advisory Agreement, the Board considered, among other things:

•	the nature, extent and quality of services to be performed by Oaktree;

•	the investment performance of the Company and other funds managed by Oaktree with a similar investment objective to the Company;

•	the expected costs of services to be provided and the anticipated profits to be realized by Oaktree and its affiliates from their relationship with the Company;

•	the possible economies of scale that would be realized due to the Company’s growth;

•	whether fee levels reflect such economies of scale for the benefit of investors;

•

comparisons of services to be rendered to and fees to be paid by the Company with the services provided by and the fees paid to other investment advisers and the services provided to and the fees paid by other Oaktree clients; and

•	whether consummation of the Merger would have any impact on the above considerations.

The Board also noted that the New Investment Advisory Agreement would retain the existing fee structure under the Current Investment Advisory Agreement and that no terms would change in the New Investment Advisory Agreement other than the date and related updating.

Nature, Extent and Quality of Services to be Provided

The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day investment management of the Company, noting that the services to be provided under the New Investment Advisory Agreement are identical to those services provided by the Adviser under the Current Investment Advisory Agreement. The Board also noted Oaktree’s representations that the consummation of the Merger is not expected to have any impact on Oaktree’s day-to-day operations or the services it provides to the Company.

In considering the nature, extent and quality of the investment management services to be provided by the Adviser, the Board noted that it had previously reviewed the written responses of the Adviser to inquiries from counsel to the Company on behalf of the Directors, which included, among other things, information about the background and experience of its management and investment professionals.

The Board noted that Oaktree is a global alternative asset manager with more than $119 billion of assets under management as of December 31, 2018, including more than $66 billion invested in credit-oriented investment strategies. The Board further discussed the scale of Oaktree’s operations, noting that as of December 31, 2018 Oaktree had more than 300 investment professionals and offices located in 18 cities across 13 countries. The Board also noted Oaktree’s 20-plus years of experience in managing credit strategies, and its general client base, including 73 of the 100 largest pension funds, 38 state retirement plans in the U.S., more than 400 corporations, over 340 university, charitable and other endowments and foundations, over 15 sovereign wealth funds and over 350 other non-U.S. institutional investors. The Board noted that the investment teams of Oaktree would not be combined with Brookfield as a result of the Merger, and that there were no expected plans to alter the composition of the Oaktree investment team as a result of the Merger.

The Board also noted that, since 2005, Oaktree’s credit strategies have invested approximately $12 billion across 250 directly originated loans. The Board discussed the Oaktree Strategic Credit team’s significant experience in private credit and direct lending. The Board discussed Oaktree’s approach to direct lending, including the focus on proprietary opportunities, high quality portfolio companies and a rigorous approach to due diligence and structuring, as well as the investment process followed by Oaktree’s Strategic Credit team. The Board also discussed the experience of the key personnel of Oaktree, including the individuals who serve as executive officers for the Company. The Board noted that Oaktree’s Strategic Credit team consists of 24 investment professionals, led by Edgar Lee, with more than 250 years of combined investment experience. The Board also observed that Oaktree’s Strategic Credit team has access to nearly 300 other investment professionals across Oaktree, and approximately 700 operational support professionals. The Board further discussed the experience and credentials of Oaktree’s Strategic Credit team, noting the diverse array of backgrounds among team members, including former investment bankers, corporate/restructuring/finance lawyers, a doctor, private equity investors and management consultants. The Board also noted Oaktree’s robust legal and compliance platform and dedicated resources within Oaktree’s Strategic Credit team, and that the legal and compliance platform and resources were not contemplated to be combined with Brookfield as a result of the Merger.

The Board also considered other investment management services provided by the Adviser to the Company, such as the provision of managerial assistance, monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities laws and regulations. The Board discussed the Adviser’s cyber security programs and those of its service providers. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services provided to the Company by the Adviser, which would continue under the New Investment Advisory Agreement.

Investment Performance of the Adviser

The Board discussed the investment performance of the Company compared to a peer group of comparable BDCs. The Board noted that, although the Company’s approximately 4.0% return on equity for the quarter-ended December 31, 2018 was below the 8.6% median of the Company’s peer group, the Company has the opportunity to increase return on equity for the Company’s stockholders as the Company continues to deploy capital and expand its investment portfolio. The Board also observed that since inception through December 31, 2018, the Company’s net asset value per share has declined modestly to $19.57 from $20.00 (or by 2.2%) despite the Company’s peer group suffering a median decline in net asset value per share of 2.8% for the 6 months-ended December 31, 2018.

The Board noted that because the Company does not have an extensive operating history, its evaluation of the quality of advisory services and investment results should not be based entirely on services provided to, and results of, the Company, and that it must rely instead on its knowledge of the Adviser and the Adviser’s affiliates generally, including the information provided by the Adviser regarding the historical performance of other BDCs managed by the Adviser with comparable investment objectives.

Comparison of the Management Fee, Incentive Fee and Expense Ratio to Other BDCs

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group. The Board noted that the current fee structure under the Current Investment Advisory Agreement would remain in place, with the Management Fee of 1.00% per annum being below the 1.5% median of base management fees charged by the Company’s peer group.

The Board then noted that the 20.0% rate on both components of the Incentive Fee under the Current Investment Advisory Agreement would remain in place under the New Investment Advisory Agreement and would be slightly higher than the 17.5% median of incentive fees charged by the Company’s peer group.

The Board also noted that the Hurdle Rate of 6.00% is slightly lower than the 7.00% median for the Company’s peer group and would remain unchanged from the Current Investment Advisory Agreement. Noting that the broader middle market has experienced yield compression, the Board is of the view that the Hurdle Rate remains appropriate for the current low interest rate environment and that it may allow for a more stable net asset value for the Company and return on equity for the Company’s stockholders over the long-term.

The Board also noted the current fee structures for the Adviser’s other accounts and funds with strategies that most closely resemble the Company’s present investment strategy. The Board noted that the Adviser manages two publicly-traded BDCs, OCSL and OCSI, which follow a similar strategy to the Company and have similar fee structures. The Board also noted that the Adviser also manages a private, levered fund, with a substantially similar strategy to the Company and which has an identical fee structure as the Company. The Board took into account the various factors that contributed to the differences in fees charged to the Adviser’s clients, including the extensive regulatory overlay associated with the Company that may not apply to other clients. The Board also noted that the current fee structure is competitive with those of other top managers.

The Board also noted that for the quarter-ended December 31, 2018, the Company’s total non-interest expenses are consistent with the peer group at approximately 2.7% of total assets. The Board noted that as the Company continues to grow, it expects that expenses will continue to decline from the current 2.1% annualized rate as fixed operating expenses become lower as a percentage of assets.

The Board discussed the New Administration Agreement, noting that the terms of the Current Administration Agreement would remain in place under the New Administration Agreement. The Board noted that an affiliate of the Adviser was entitled to be reimbursed for the Company’s allocable portion of overhead and other expenses incurred by Oaktree Administrator in providing services to the Company, including the allocable portion of the rent of the Company’s principal executive office and the costs of compensation and related expenses of the chief financial officer, chief compliance officer, their staffs and other non-investment personnel who perform duties for the Company. The Board noted that Oaktree Administrator was reimbursed at cost, with no profit, for such expenses and that Oaktree had a robust infrastructure to allocate expenses to clients, including the Company.

Based on the information reviewed and the considerations detailed above, the Board, including each of the Non-Interested Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services provided by the Adviser, which would continue under the New Investment Advisory Agreement.

Profitability of the Investment Advisory Agreement to the Adviser

The Board considered the profitability of the Adviser’s relationship with the Company. The Board discussed the Adviser’s expenses related to fulfilling its obligations pursuant to the Current Investment Advisory Agreement and noted that such expenses were not expected to change under the New Investment Advisory Agreement. The Board determined that the Adviser’s profitability with respect to the Company was reasonable in relation to the services provided.

Economies of Scale

The Board considered whether the Adviser had experienced economies of scale in connection with its management of the Company, and whether it was likely to experience economies of scale in the future. The Board noted that the Adviser had experienced modest economies of scale related to sharing certain fixed costs across a larger asset base within the Strategic Credit team, but that such economies of scale were not material and were not expected to increase in the future. The Board noted that the fee structure under the New Investment Advisory Agreement would be the same as under the Current Investment Advisory Agreement, and that the Company would have the opportunity to receive updates in the future regarding any economies of scale realized by the Adviser from its management of the Company.

The Merger

The Board also received substantial information about Brookfield, including information about its business and resources. The Board was satisfied that the Merger would not result in any adverse consequences for the Company. In that regard, the Board noted representations from Oaktree and Brookfield that the consummation of the Merger was not expected to result in any changes to the services the Adviser provides to the Company, or the personnel providing those services.

Conclusion

No single factor was determinative of the decision of the Board, including each of the Non-Interested Directors, to approve the New Investment Advisory Agreement and individual directors may have weighed certain factors differently. Throughout the process, the Non-Interested Directors were advised by counsel to the Company. Following this process, the Board, including each of the Non-Interested Directors, unanimously voted to approve the New Investment Advisory Agreement and to recommend its submission to stockholders for their approval.

Required Vote

The affirmative vote of a “majority of the outstanding voting securities” of the Company is required to approve the New Investment Advisory Agreement. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Annual Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” this proposal.

THE BOARD, INCLUDING EACH OF THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2020 annual meeting of stockholders must be received by the Company on or before February 8, 2020. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Stockholder proposals or director nominations for the Company to be presented at the 2020 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2020 annual meeting of stockholders, the Company must receive such proposals and nominations no earlier than April 8, 2020 and no later than May 8, 2020. In the event that the date of the annual meeting of stockholders for 2020 is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2019 annual meeting of stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the later of the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Proposals and nominations must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information and representations. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of comments regarding financial statement disclosures, accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Interested parties may contact the Company’s chief compliance officer or the Chair of the Company’s Audit Committee regarding Accounting Matters in writing at the address of the Company.

Other Business

The Company’s Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the virtual Annual Meeting, please follow the instructions on the enclosed proxy card to vote via the Internet or telephone, or sign, date and return the enclosed proxy card in the postage-paid envelope provided so that you may be represented at the Annual Meeting. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/osi22019 and enter the 16-digit control number included on the proxy card you received or in the instructions that accompanied your proxy materials. Online check-in will begin at 10:55 a.m., Pacific Time. Please allow time for online check-in procedures. For questions regarding the virtual Annual Meeting and voting, please contact us by calling us collect at (213) 830-6300, by e-mail to the Company at mgallegly@oaktreecapital.com, or by writing to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Delivery of Proxy Materials

Please note that only one copy of the 2019 proxy statement, the 2018 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (213) 830-6300 or by writing to the Company, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Available Information

We file periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information, including the Company’s most recent Annual Report on Form 10-K, is also available free of charge by calling us collect at (213) 830-6300, or by writing to the Company, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary. The information on the SEC’s website is not incorporated by reference into this proxy statement.

ATTACHMENT A

AUDIT COMMITTEE CHARTER

OAKTREE STRATEGIC INCOME II, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (“Board”) of Oaktree Strategic Income II, Inc. (the “Company”) has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this charter (“Charter”) to establish the governing principles of the Audit Committee (“Committee”).

I.	PURPOSE

The primary function of the Committee is to serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and the audits of its financial statements by overseeing and monitoring:

1.	The quality and integrity of financial reports and other financial information provided by the Company to governmental bodies or the public and the independent audit thereof.

2.	The Company’s system of internal controls regarding finance, accounting and regulatory compliance.

3.	The material aspects of the Company’s accounting and financial reporting process generally.

4.	The independence, qualifications and performance of the Company’s independent registered public accounting firm (independent accountants), including the lead audit partner.

5.	The compliance by the Company with applicable legal and regulatory requirements.

6.	The performance of the Company’s internal audit function.

7.

The preparation of the disclosure required by Item 407(d)(3)(i) of Regulation S-K, promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.	SCOPE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles (“GAAP”). The responsibility to plan and conduct audits is that of the Company’s independent accountants. In fulfilling this responsibility, the independent accountants are ultimately accountable to the Board of Directors of the Company and this Committee. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s Code of Ethics or Code of Business Conduct. The primary responsibility for these matters also rests with the Company’s management.

In order to fulfill its oversight responsibility, the Committee must be capable of conducting free and open discussions with management, the independent accountants, employees and others regarding the quality of the Company’s financial statements and system of internal controls.

III.	RESPONSIBILITIES AND DUTIES

A.	General Responsibilities

To carry out its purposes, the responsibilities of the Committee shall be as follows:

1.	Maintain open communications with the independent accountants, internal auditors, executive management and the Board.

2.	Meet separately, from time to time, with management, the internal auditors and the independent accountants to discuss matters warranting attention by the Committee.

3.	Regularly report Committee actions to the Board and make recommendations as the Committee deems appropriate.

4.	Review the financial results presented in all reports filed with the Securities and Exchange Commission (“SEC”).

5.	Review reports issued by regulatory authorities and consider the results of those reviews to determine if any findings could have a material effect on the Company’s financial statements.

6.

Discuss the Company’s disclosure, oversight of and conformity with the Company’s Code of Business Conduct and Ethics, and Code of Ethics, and matters that may have a material effect on the Company’s financial statements, operations, compliance policies and programs.

7.	Review and reassess the adequacy of the Committee’s Charter at least annually and recommend any changes to the full Board of Directors.

8.	Establish guidelines and make recommendations to the Board regarding the valuation of the Company’s loans and investments, as set forth in the Company’s Valuation Policy.

9.	Institute, conduct or oversee special investigations related to financial and accounting matters as needed.

10.	Take other actions required of the Committee by law, applicable regulations, or as requested by the Board.

In discharging its duties hereunder, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

B.	Responsibilities Regarding the Engagement of the Independent Accountants

1.

The Committee shall have the sole authority to appoint or replace the independent accountants (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

2.	The Committee shall ensure the independence of the independent accountants by:

a.

Having the independent accountant deliver to the Committee at least annually the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communication with the Committee concerning independence and a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; actively engaging in dialogue with the independent accountants about any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company’s independent accountants.

b.

Pre-approving all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent accountants. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

c.

Ensuring the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent accountants) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

d.

Overseeing compliance with the guidelines set forth in Annex A relating to the Company’s hiring of employees or former employees of the independent accountants and ensuring that such guidelines comply with applicable laws, rules and regulations.

3.

At least annually, the Committee shall obtain and review a report by the independent accountants describing: the firm’s internal control procedures; any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company to assess the auditor’s independence.

4.

The Committee shall review and present its conclusions regarding the independent accountants’ qualifications, performance and, if applicable, its conclusions regarding the rotation of the independent accountants to the Board at least annually. The Committee shall review and discuss with the independent accounts (a) the independent accountants’ responsibilities under GAAP and the responsibilities of management in the audit process, (b) the overall audit strategy, (c) the scope and timing of the annual audit, (d) any significant risks identified during the independent accountants’ risk assessment procedures and (e) when completed, the results, including significant findings, of the annual audit.

C.	Responsibilities for Reviewing the Annual External Audit and the Financial Statements

The Committee shall:

1.

Request the independent accountants to confirm that they are accountable to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

2.	Review with management significant risks and exposures identified by management and management’s steps to minimize them.

3.	Review the scope of the external audit with the independent accountants.

4.	Review with management and the independent accountants, as appropriate:

a.	The Company’s internal controls, including computerized information system controls and security.

b.	The Company’s significant accounting policies.

c.

The Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before they are made public.

d.

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

e.	Material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

f.	The Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	After the completion of the annual audit examination, or as needed throughout the year, discuss with management and the independent accountants:

a.	The Company’s annual financial statements and related footnotes, including any adjustments to such statements recommended by the independent accountants.

b.

Any significant findings and recommendations made by the independent accountants with respect to the Company’s financial policies, procedures and internal accounting controls together with management’s responses thereto.

c.	The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

d.	Any significant difficulties or problems with management encountered during the course of the audit.

e.	Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (“GAAS”) require the auditors to discuss with the Committee.

f.	The form of opinion the independent accountants propose to render to the Board and the Committee and shareholders.

6.

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

7.	Recommend to the Board of Directors whether to include the audited financial statements in the Company’s Form 10-K.

8.	Issue for public disclosure by the Audit Committee the report required by the SEC to be included in the Company’s annual proxy statement.

D.	Compliance Oversight Responsibilities

The Committee shall:

1.	Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

2.

Administer the procedures set forth in Annex B relating to the receipt, retention and treatment of comments received by the Company regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding any questionable accounting or auditing matters.

3.	Review and discuss with the independent accountants any other matters required to be discussed by PCAOB auditing standards.

IV.	COMMITTEE MEMBERSHIP

The Committee shall be composed of two or more directors as determined by the Board, each of whom:

1.	Shall be independent, and free from any material relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

2.

Shall meet the independence requirements in Exchange Act Rule 10A-3(b)(1), which provide that a director must not accept any direct or indirect consulting, advisory or other compensatory fee from listed company other than compensation for director service, and the director must not be “affiliated” with the Company or its subsidiaries.

3.	Shall be or shall become (within a reasonable period of time after his or her appointment) “financially literate,” as such qualification is interpreted by the Board.

4.

Shall have a basic understanding of finance and accounting practices and shall be able to read and understand financial statements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall meet the requirements of the rules of the applicable securities exchange and all other applicable laws, rules or regulations, in each case, when, as and to the extent applicable to the Company. In addition, at least one member of the Committee shall have accounting or related financial management experience as determined by the Board. Any member of the Committee who satisfies the definition of “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K will be presumed to have accounting or relate financial management expertise.

The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

V.	MEETINGS

The Committee shall meet at least four times each year, or more frequently as circumstances require. The Chairman of the Committee may call a Committee meeting whenever deemed necessary and shall be responsible for meeting with the independent accountants at their request to discuss the interim financial results. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A majority of the members of the entire Committee shall constitute a quorum, and the actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee.

VI.	EVALUATION

The Committee shall conduct an annual review of the Committee’s performance and recommend changes to the Board as needed.

Annex A

Hiring Guidelines for Independent Accountants Employees

The Audit Committee has adopted the following practices regarding the hiring by the Company of any employee of its independent accountants who participated in any capacity in the audit of the Company.

1. No member of the audit team that is auditing the Company can be hired by the Company in a financial reporting oversight role (as defined in the SEC’s Regulation S-X) for a period of one (1) year following association with that audit.

2. The Company’s Chief Financial Officer shall report annually to the Audit Committee the profile of the preceding year’s hires from the independent accountants.

Annex B

OAKTREE STRATEGIC INCOME II, INC.

WHISTLEBLOWER “OPEN DOOR” POLICY

Submission of Comments to Audit Committee

Oaktree Strategic Income II, Inc. encourages its employees and employees of its investment adviser, Oaktree Capital Management, L.P., and its administrator, Oaktree Fund Administration, LLC to maintain open lines of communication and share comments and concerns they may have with members of management and if necessary, with the board of directors of the Company. Feedback from such employees on matters related to their employment or the Company’s operations including its financial statement disclosures, accounting, internal accounting controls or auditing matters is greatly appreciated and helps to build a stronger organization. Any such employee should report suspected violations of applicable laws, rules, regulations, or the Code of Business Conduct and Ethics to his or her supervisor, a member of senior management of the Company, or to the Corporate Secretary of the Company.

The Company maintains a policy that provides that employees of the Company, its investment adviser and its administrator may submit, on a confidential, anonymous basis if the employee so desires, comments related to, among other things, financial statement disclosures, accounting, internal accounting controls or auditing matters. Such comments should be set forth in writing, and either emailed to the Chairman of the Audit Committee or sealed in an envelope, and deposited in the Open Door box located outside the Chief Compliance Officer’s office, either addressed to the Chief Compliance Officer if an employee would like management to review the comments, or to the Chairperson of the Audit Committee, which should be labeled: “To be opened by the Audit Committee only.” Such employees may also deliver such envelopes in the Company’s internal mail system or deliver it by hand to the Corporate Secretary, who will deliver it unopened to the Chairman of the Audit Committee. If any such employee would like to discuss matters with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she may be contacted if the Audit Committee deems it appropriate.

The Audit Committee reviews and considers such comments that it has received and may take action that it deems appropriate in order to respond thereto. The Audit Committee may request special treatment for a comment including the retention of outside counsel or other advisors. The Audit Committee retains such comments for a period of no less than five years.

The Company’s Code of Business Conduct and Ethics prohibits any employee of the Company from retaliating or taking any adverse action against anyone for raising or helping to resolve business conduct or ethical concerns.

Attachment B

New Investment Advisory Agreement

INVESTMENT ADVISORY AGREEMENT

BETWEEN

OAKTREE STRATEGIC INCOME II, INC.

AND

OAKTREE CAPITAL MANAGEMENT, L.P.

This Investment Advisory Agreement (this “Agreement”) made this [    ] day of [                    ], 2019 (the “Effective Date”), by and between OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation (the “Company”), and OAKTREE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the “Adviser”).

WHEREAS, the Company is a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement (A) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (B) identify, evaluate and negotiate the structure of the investments made by the Company; (C) execute, close, monitor and service the Company’s investments; (D) determine the securities and other assets that the Company will purchase, retain, or sell; (E) perform due diligence on prospective portfolio companies; and (F) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. The Adviser is hereby authorized, on behalf of the Company and at the direction of the Board pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, the Company’s investments and other property and funds held or owned by the Company, including, without limitation, exercising and enforcing rights with respect to any claims relating to such investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.

(b) The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) Subject to review by and the overall control of the Board, the Adviser shall keep and preserve, in the manner and for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its organization, operations, administration and transactions, including (without limitation) fees and expenses relating to: (a) all costs, fees, expenses and liabilities incurred in connection with the formation and organization of the Company and the offering and sale of the common stock, including expenses of registering or qualifying securities held by the Company for sale and blue sky filing fees; (b) diligence and monitoring of the Company’s financial, regulatory and legal affairs, and, if necessary, enforcing rights in respect of investments (to the extent an investment opportunity is being considered for the Company and any other funds or accounts managed by the Adviser or its affiliates, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such other funds and accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the other funds and accounts); (c) the cost of calculating the Company’s Net Asset Value (including third-party valuation firms); (d) the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; (e) Management and Incentive Fees payable pursuant to this Agreement; (f) fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); (g) retainer, finder’s, placement, adviser, consultant, custodian, sub-custodian, transfer agent, trustee, disbursal, brokerage, registration, legal and other similar fees, commissions and expenses attributable to making or holding investments; (h) fees and expenses associated with marketing efforts (including travel and attendance at investment conferences and similar events); (i) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (j) fees, interest and other costs payable on or in connection with any indebtedness; (k) federal and state registration fees and other governmental charges; (l) any exchange listing fees; (m) federal, state and local taxes; (n) independent directors’ fees and expenses; (o) brokerage commissions; (p) costs of proxy statements, stockholders’ reports and notices and any other regulatory reporting expenses; (q) costs of preparing government filings, including periodic and current reports with the SEC; (r) fidelity bond, liability insurance and other insurance premiums; (s) printing, mailing, independent accountants and outside legal costs; (t) costs of winding up and liquidation; (u) litigation, indemnification and other extraordinary or non-recurring expenses; (v) dues, fees and charges of any trade association of which the Company is a member; (w) research and software expenses, quotation equipment and services and other expenses incurred in connection with data services, including subscription costs, providing real-time price feeds, real-time news feeds, securities and company information, and company fundamental data attributable to such investments; (x) costs and expenses relating to investor reporting and communications; (y) all costs, expenses, fees and liabilities incurred in connection with a Liquidity Event (as defined below); (z) all other out-of-pocket expenses, fees and liabilities that are incurred by the Company or by the Adviser on behalf of the Company or that arise out of the operation and activities of the Company, including expenses related to organizing and maintaining persons through or in which investments may be made and the allocable portion of any Adviser costs, including personnel, incurred in connection therewith; (aa) accounting expenses, including expenses associated with the preparation of the financial statements and tax information reporting returns of the Company and the filing of various tax withholding forms and treaty forms by the Company; (bb) the allocable portion of the compensation of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs; and (cc) all other expenses incurred by Oaktree Fund Administration, LLC, as administrator (the “Administrator”), pursuant to the Administration Agreement, dated as of [            ] [            ], 2019 (the “Administration Agreement”), between the Administrator and the Company, an affiliate of the Administrator or the Company in connection with administering the Company’s business, including payments under the Administration Agreement to the Administrator or such affiliate in an amount equal to the Company’s allocable portion of overhead and other expenses incurred by the Administrator or such affiliate in performing its obligations and services under the Administration Agreement, such as rent and the Company’s allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator or such affiliate for the Company. For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services hereunder, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company and in acting on behalf of the Company).

Additionally, the Company bears all of the costs and expenses of any sub-administration agreements that the Administrator enters into.

A “Liquidity Event” means: at the discretion of the Company’s board of directors: (a)(i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange (each of (i) and (ii), a “Qualified Listing”) or (b) with the consent of a majority of outstanding shares of common stock not affiliated with the Adviser and in accordance with the applicable requirements of Delaware law, a corporate control transaction, which may include a strategic sale of the Company or all or substantially all of its assets to, or a merger with, another entity, or another type of corporate control event, which may include, but is not limited to, a transaction with an affiliated entity, including an affiliated BDC, for consideration in cash or publicly listed securities of such entity or a combination of cash and such publicly listed securities.

3. Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee (“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive or defer, in whole or in part, the Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. Any portion of a deferred fee payable to the Adviser shall be deferred without interest and may be paid in any quarter prior to the termination of this Agreement as the Adviser may determine upon written notice to the Company.

(a) Prior to the completion of a Qualified Listing, if any, the Adviser will receive quarterly in arrears a Management Fee equal to 1.00% per annum (the “Applicable Management Fee Percentage”) of the Company’s Gross Asset Value (as defined below), provided, that prior to a Qualified Listing, the Management Fee shall not exceed 1.75% per annum of the Unleveraged Asset Value (as defined below). From and after the date of a Qualified Listing, if any, of the Company (or its successor), the Applicable Management Fee Percentage shall increase to 1.50% per annum of the Company’s Gross Asset Value.

For purposes of calculating the Management Fee, the Gross Asset Value of the Company will be determined by the Company’s board of directors (including any committee thereof). Until (a) the 12-month anniversary of the Initial Closing (as defined below) or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter shall be calculated based on the average Gross Asset Value of the Company at the end of each month during such calendar quarter (prior to taking into account any Incentive Fee); provided, that the Management Fee for the Company’s first calendar quarter shall be calculated based on the Gross Asset Value of the Company at the end of such calendar quarter (prior to taking into account any Incentive Fee). Following (a) the 12-month anniversary of the Initial Closing or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter shall be calculated based on the average Gross Asset Value of the Company at the end of such quarter and at the end of the preceding quarter (in each case, prior to taking into account any Incentive Fee); provided, that the Management Fee for the calendar quarter in which the Company consummates a Qualified Listing shall be calculated based on the Gross Asset Value of the Company at the end of such calendar quarter (prior to taking into account any Incentive Fee). The Unleveraged Asset Value shall be determined in a manner consistent with the determination of Gross Asset Value.

The term “Gross Asset Value” means the value of the gross assets of the Company, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”), including portfolio investments purchased with borrowed funds and other forms of leverage, but excluding cash and cash equivalents (as defined below). The term “Unleveraged Asset Value” means the Gross Asset Value less Company’s borrowings for investment purposes determined on a consolidated basis in accordance with GAAP (other than borrowings under the Company’s investor subscription credit facility that are repaid within 180 days of incurrence). The Adviser will not receive any fees on Capital Commitments not yet drawn.

For purposes of this Agreement, the term “cash and cash equivalents” will have the meaning ascribed to it from time to time in the notes to the financial statements that the Company files with the SEC. The Management Fee for any partial month or quarter shall be appropriately prorated (upon termination of this Agreement as of the termination date).

(b) The Incentive Fee shall consist of two parts, as follows:

(i) The “Investment Income Incentive Fee” will be calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income (as defined below) for the immediately preceding calendar quarter. The Company’s “Pre-Incentive Fee Net Investment Income” means consolidated interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies other than fees for providing managerial assistance) accrued during the calendar quarter, minus the operating expenses accrued for the quarter (including the Management Fee, Company expenses and any interest expense or fees on any credit facilities or outstanding debt, but excluding the Incentive Fee). The Company’s Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, the Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a hurdle of 1.50% per quarter (6% annualized) (the “Hurdle Rate”). The Company’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of the Company’s gross assets used to calculate the 1.00% Management Fee. The Company will pay to the Adviser an Investment Income Incentive Fee each quarter as follows:

(a)	No Investment Income Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(b)

100% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets as of the end of such calendar quarter (the “Catch-Up”), which is intended to provide the Adviser with 20% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in such calendar quarter; and

(c)

20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets as of the end of such calendar quarter, so that once the Hurdle Rate is reached and the Catch-Up in (b) immediately above is achieved, 20% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser.

The foregoing calculations will be appropriately prorated for any period of less than three months and adjusted for any issuances or repurchases of the Company’s common stock during a quarter.

(ii) The second part of the Incentive Fee is the Capital Gains Incentive Fee, determined and payable in arrears as of the end of each year (or upon termination of this Agreement). The Capital Gains Incentive Fee is calculated as of the end of each calendar year and equals 20% of the realized capital gains, if any, on a cumulative basis commencing with the calendar year ending December 31, 2018 through the end of each calendar year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee with respect to each of the investments in the Company’s portfolio, provided that the Capital Gains Incentive Fee determined as of December 31, 2018, if any, will be calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of the initial closing of the sale of the Company’s common stock to non-affiliates of the Company (the “Initial Closing”) through the end of 2018.

(c) In certain circumstances the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, Sub-Adviser, or any of their respective affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the Investment Company Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company and the Company will retain such excess compensation for the benefit of its shareholders.

4. Covenants of the Adviser.

The Adviser covenants that it will maintain its registration as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive. Subject to the provisions of the Company’s charter and by-laws, the Adviser and its managers, partners, principals, officers, employees and agents shall be free to act for their own account or the account of any other Account, and to engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as the Adviser’s services to the Company hereunder are not impaired thereby. The Company agrees that the Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the investments of the Company. Nothing in this Agreement shall limit or restrict the right of any manager, partner, principal, officer, employee or agent of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, managers, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, principals, stockholders, members, managers, agents or otherwise, and that the Adviser and directors, officers, employees, partners, principals, stockholders, members, managers and agents of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, principal, officer, employee or agent of the Adviser is or becomes a director, manager, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, principal, officer, employee and/or agent of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, principal, officer, employee or agent of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.

This Agreement shall become effective as of the Effective Date. This Agreement shall remain in effect for two years from the Effective Date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Paragraph 3 through the date of termination or expiration.

10. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.

This Agreement may be amended by mutual consent.

12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

13. Forum Selection.

Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state or United States district courts of the State of New York (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

14. No Third Party Beneficiary.

Other than expressly provided for in Paragraph 8 of this Agreement, this Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to stockholders of the Company.

15. Severability.

Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

17. Survival of Certain Provisions.

The provisions of Paragraph 8 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

OAKTREE STRATEGIC INCOME II, INC.

By:
Name:
Title:

OAKTREE CAPITAL MANAGEMENT, L.P.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Investment Advisory Agreement]

Appendix A

Example 1: Income Related Portion of Incentive Fee(1):

Alternative 1 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%.

Hurdle Rate(2) = 1.50%.

Management Fee(3) = 0.25%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income – (Management Fee + other expenses)) = 0.75%.

Pre-Incentive Net Investment Income does not exceed Hurdle Rate, therefore there is no Investment Income Incentive Fee.

Alternative 2 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.30%.

Hurdle Rate(2) = 1.50%.

Management Fee(3) = 0.25%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income – (Management Fee + other expenses)) = 1.80%

Catch-Up = 1.80% – 1.50% =0.30%

Incentive Fee = 100% × (1.80% – 1.50%) = 0.30%.

Alternative 3 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 4.00%.

Hurdle Rate(2) = 1.50%.

Management Fee(3) = 0.25%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income – (Management Fee + other expenses)) = 3.50%.

Incentive Fee = 20% × Pre-Incentive Fee Net Investment Income, subject to “catch-up”(5).

Incentive Fee = (100% × “catch-up”) + (20% × (Pre-Incentive Fee Net Investment Income – 1.875%)).

Catch-Up = 1.875% – 1.50% = 0.375%.

Incentive Fee = (100% × 0.375%) + (20% × (3.50% – 1.875%))

= 0.375% + (20% × 1.625%)

= 0.375% + 0.325%

= 0.70%.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.

The Capital Gains Incentive Fee, if any, would be:

1.	Year 1: None.

2.	Year 2: $6.0 million Capital Gains Incentive Fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 20%.

3.

Year 3: None; calculated as follows:(6) $5.0 million cumulative fee (20% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative unrealized capital depreciation)) less $6.0 million (previous capital gains fee paid in Year 2).

4.

Year 4: $200,000 Capital Gains Incentive Fee, calculated as follows: $6.2 million cumulative fee (20% multiplied by $31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B)) less $6.0 million (previous capital gains fee paid in Year 2).

Alternative 2 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.

The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•

Year 2: $5.0 million Capital Gains Incentive Fee, calculated as follows: 20% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•

Year 3: $1.4 million Capital Gains Incentive Fee, calculated as follows: $6.4 million cumulative fee (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million cumulative unrealized capital depreciation)) less $5.0 million (previous capital gains fee paid in Year 2).

•

Year 4: $600,000 capital gains incentive fee, calculated as follows: $7.0 million cumulative fee (20% multiplied by $35 million cumulative realized capital gains) less $6.4 million (previous cumulative capital gains fee paid in Year 2 and Year 3).

•

Year 5: None. $5.0 million cumulative fee (20% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $7.0 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Notes:

1.

The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is expressed as a rate of return as of the beginning and the end of the immediately preceding calendar quarter. Solely for purposes of these illustrative examples, we have assumed that the Company has not incurred any leverage. However, we expect to use leverage to partially finance our investments.

2.	Represents 6.0% annualized Hurdle Rate.
3.	Represents 1.00% annualized Management Fee (as in effect prior to a Qualified Listing).
4.	Hypothetical other expenses. Excludes organizational and offering expenses.
5.

The “catch-up” provision is intended to provide the Adviser with an Incentive Fee of approximately 20% on all of the Pre-Incentive Fee Net Investment Income as if a Hurdle Rate did not apply when the net investment income exceeds 1.875% in any calendar quarter.

6.

If the Investment Advisory Agreement is terminated on a date other than December 31 of any year, the Company may pay aggregate Capital Gains Incentive Fees that are more than the amount of such fees that would have been payable if the Investment Advisory Agreement had been terminated on December 31 of such year. This would occur if the FMV of an investment declined between the time the Investment Advisory Agreement was terminated and December 31.

Attachment C

Marked Copy of New Investment Advisory Agreement

INVESTMENT ADVISORY AGREEMENT

BETWEEN

OAKTREE STRATEGIC INCOME II, INC.

AND

OAKTREE CAPITAL MANAGEMENT, L.P.

This Investment Advisory Agreement (this “Agreement”) made this ~~9th~~[    ] day of ~~July, 2018~~[                    ], 2019 (the “Effective Date”), by and between OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation (the “Company”), and OAKTREE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the “Adviser”).

WHEREAS, the Company is a ~~newly organized~~ closed-end management investment ~~fund~~company that ~~intends to elect~~has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement (A) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (B) identify, evaluate and negotiate the structure of the investments made by the Company; (C) execute, close, monitor and service the Company’s investments; (D) determine the securities and other assets that the Company will purchase, retain, or sell; (E) perform due diligence on prospective portfolio companies; and (F) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. The Adviser is hereby authorized, on behalf of the Company and at the direction of the Board pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, the Company’s investments and other property and funds held or owned by the Company, including, without limitation, exercising and enforcing rights with respect to any claims relating to such investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.

(b) The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) Subject to review by and the overall control of the Board, the Adviser shall keep and preserve, in the manner and for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its organization, operations, administration and transactions, including (without limitation) fees and expenses relating to: (a) all costs, fees, expenses and liabilities incurred in connection with the formation and organization of the Company and the offering and sale of the common stock, including expenses of registering or qualifying securities held by the Company for sale and blue sky filing fees; (b) diligence and monitoring of the Company’s financial, regulatory and legal affairs, and, if necessary, enforcing rights in respect of investments (to the extent an investment opportunity is being considered for the Company and any other funds or accounts managed by the Adviser or its affiliates, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such other funds and accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the other funds and accounts); (c) the cost of calculating the Company’s Net Asset Value (including third-party valuation firms); (d) the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; (e) Management and Incentive Fees payable pursuant to this Agreement; (f) fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); (g) retainer, finder’s, placement, adviser, consultant, custodian, sub-custodian, transfer agent, trustee, disbursal, brokerage, registration, legal and other similar fees, commissions and expenses attributable to making or holding investments; (h) fees and expenses associated with marketing efforts (including travel and attendance at investment conferences and similar events); (i) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (j) fees, interest and other costs payable on or in connection with any indebtedness; (k) federal and state registration fees and other governmental charges; (l) any exchange listing fees; (m) federal, state and local taxes; (n) independent directors’ fees and expenses; (o) brokerage commissions; (p) costs of proxy statements, stockholders’ reports and notices and any other regulatory reporting expenses; (q) costs of preparing government filings, including periodic and current reports with the SEC; (r) fidelity bond, liability insurance and other insurance premiums; (s) printing, mailing, independent accountants and outside legal costs; (t) costs of winding up and liquidation; (u) litigation, indemnification and other extraordinary or non-recurring expenses; (v) dues, fees and charges of any trade association of which the Company is a member; (w) research and software expenses, quotation equipment and services and other expenses incurred in connection with data services, including subscription costs, providing real-time price feeds, real-time news feeds, securities and company information, and company fundamental data attributable to such investments; (x) costs and expenses relating to investor reporting and communications; (y) all costs, expenses, fees and liabilities incurred in connection with a Liquidity Event (as defined below); (z) all other out-of-pocket expenses, fees and liabilities that are incurred by the Company or by the Adviser on behalf of the Company or that arise out of the operation and activities of the Company, including expenses related to organizing and maintaining persons through or in which investments may be made and the allocable portion of any Adviser costs, including personnel, incurred in connection therewith; (aa) accounting expenses, including expenses associated with the preparation of the financial statements and tax information reporting returns of the Company and the filing of various tax withholding forms and treaty forms by the Company; (bb) the allocable portion of the compensation of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs; and (cc) all other expenses incurred by Oaktree Fund Administration, LLC, as administrator (the “Administrator”), pursuant to the Administration Agreement, dated as of ~~July 9, 2018~~[        ] [        ], 2019 (the “Administration Agreement”), between the Administrator and the Company, an affiliate of the Administrator or the Company in connection with administering the Company’s business, including payments under the Administration Agreement to the Administrator or such affiliate in an amount equal to the Company’s allocable portion of overhead and other expenses incurred by the Administrator or such affiliate in performing its obligations and services under the Administration Agreement, such as rent and the Company’s allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator or such affiliate for the Company. For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services hereunder, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company and in acting on behalf of the Company).

Additionally, the Company bears all of the costs and expenses of any sub-administration agreements that the Administrator enters into.

A “Liquidity Event” means: at the discretion of the Company’s board of directors: (a)(i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange (each of (i) and (ii), a “Qualified Listing”) or (b) with the consent of a majority of outstanding shares of common stock not affiliated with the Adviser and in accordance with the applicable requirements of Delaware law, a corporate control transaction, which may include a strategic sale of the Company or all or substantially all of its assets to, or a merger with, another entity, or another type of corporate control event, which may include, but is not limited to, a transaction with an affiliated entity, including an affiliated BDC, for consideration in cash or publicly listed securities of such entity or a combination of cash and such publicly listed securities.

3. Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee (“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive or defer, in whole or in part, the Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. Any portion of a deferred fee payable to the Adviser shall be deferred without interest and may be paid in any quarter prior to the termination of this Agreement as the Adviser may determine upon written notice to the Company.

(a) Prior to the completion of a Qualified Listing, if any, the Adviser will receive quarterly in arrears a Management Fee equal to 1.00% per annum (the “Applicable Management Fee Percentage”) of the Company’s Gross Asset Value (as defined below), provided, that prior to a Qualified Listing, the Management Fee shall not exceed 1.75% per annum of the Unleveraged Asset Value (as defined below). From and after the date of a Qualified Listing, if any, of the Company (or its successor), the Applicable Management Fee Percentage shall increase to 1.50% per annum of the Company’s Gross Asset Value.

For purposes of calculating the Management Fee, the Gross Asset Value of the Company will be determined by the Company’s board of directors (including any committee thereof). Until (a) the 12-month anniversary of the Initial Closing (as defined below) or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter shall be calculated based on the average Gross Asset Value of the Company at the end of each month during such calendar quarter (prior to taking into account any Incentive Fee); provided, that the Management Fee for the Company’s first calendar quarter shall be calculated based on the Gross Asset Value of the Company at the end of such calendar quarter (prior to taking into account any Incentive Fee). Following (a) the 12-month anniversary of the Initial Closing or (b) the completion of a Qualified Listing, whichever occurs first, the Management Fee for each quarter shall be calculated based on the average Gross Asset Value of the Company at the end of such quarter and at the end of the preceding quarter (in each case, prior to taking into account any Incentive Fee); provided, that the Management Fee for the calendar quarter in which the Company consummates a Qualified Listing shall be calculated based on the Gross Asset Value of the Company at the end of such calendar quarter (prior to taking into account any Incentive Fee). The Unleveraged Asset Value shall be determined in a manner consistent with the determination of Gross Asset Value.

The term “Gross Asset Value” means the value of the gross assets of the Company, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”), including portfolio investments purchased with borrowed funds and other forms of leverage, but excluding cash and cash equivalents (as defined below). The term “Unleveraged Asset Value” means the Gross Asset Value less Company’s borrowings for investment purposes determined on a consolidated basis in accordance with GAAP (other than borrowings under the Company’s investor subscription credit facility that are repaid within 180 days of incurrence). The Adviser will not receive any fees on Capital Commitments not yet drawn.

For purposes of this Agreement, the term “cash and cash equivalents” will have the meaning ascribed to it from time to time in the notes to the financial statements that the Company files with the SEC. The Management Fee for any partial month or quarter shall be appropriately prorated (upon termination of this Agreement as of the termination date).

(b) The Incentive Fee shall consist of two parts, as follows:

(i) The “Investment Income Incentive Fee” will be calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income (as defined below) for the immediately preceding calendar quarter. The Company’s “Pre-Incentive Fee Net Investment Income” means consolidated interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies other than fees for providing managerial assistance) accrued during the calendar quarter, minus the operating expenses accrued for the quarter (including the Management Fee, Company expenses and any interest expense or fees on any credit facilities or outstanding debt, but excluding the Incentive Fee). The Company’s Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, the Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a hurdle of 1.50% per quarter (6% annualized) (the “Hurdle Rate”). The Company’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of the Company’s gross assets used to calculate the 1.00% Management Fee. The Company will pay to the Adviser an Investment Income Incentive Fee each quarter as follows:

(a)	No Investment Income Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(b)

100% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets as of the end of such calendar quarter (the “Catch-Up”), which is intended to provide the Adviser with 20% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in such calendar quarter; and

(c)

20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets as of the end of such calendar quarter, so that once the Hurdle Rate is reached and the Catch-Up in (b) immediately above is achieved, 20% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser.

The foregoing calculations will be appropriately prorated for any period of less than three months and adjusted for any issuances or repurchases of the Company’s common stock during a quarter.

(ii) The second part of the Incentive Fee is the Capital Gains Incentive Fee, determined and payable in arrears as of the end of each year (or upon termination of this Agreement). The Capital Gains Incentive Fee is calculated as of the end of each calendar year and equals 20% of the realized capital gains, if any, on a cumulative basis commencing with the calendar year ending December 31, 2018 through the end of each calendar year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee with respect to each of the investments in the Company’s portfolio, provided that the Capital Gains Incentive Fee determined as of December 31, 2018, if any, will be calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of the initial closing of the sale of the Company’s common stock to non-affiliates of the Company (the “Initial Closing”) through the end of 2018.

(c) In certain circumstances the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, Sub-Adviser, or any of their respective affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the Investment Company Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company and the Company will retain such excess compensation for the benefit of its shareholders.

4. Covenants of the Adviser.

The Adviser covenants that it will maintain its registration as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive. Subject to the provisions of the Company’s charter and by-laws, the Adviser and its managers, partners, principals, officers, employees and agents shall be free to act for their own account or the account of any other Account, and to engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as the Adviser’s services to the Company hereunder are not impaired thereby. The Company agrees that the Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the investments of the Company. Nothing in this Agreement shall limit or restrict the right of any manager, partner, principal, officer, employee or agent of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, managers, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, principals, stockholders, members, managers, agents or otherwise, and that the Adviser and directors, officers, employees, partners, principals, stockholders, members, managers and agents of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, principal, officer, employee or agent of the Adviser is or becomes a director, manager, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, principal, officer, employee and/or agent of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, principal, officer, employee or agent of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.

This Agreement shall become effective as of the Effective Date. This Agreement shall remain in effect for two years from the Effective Date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Paragraph 3 through the date of termination or expiration.

10. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.

This Agreement may be amended by mutual consent.

12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

13. Forum Selection.

Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state or United States district courts of the State of New York (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

14. No Third Party Beneficiary.

Other than expressly provided for in Paragraph 8 of this Agreement, this Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to stockholders of the Company.

15. Severability.

Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

17. Survival of Certain Provisions.

The provisions of Paragraph 8 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

OAKTREE STRATEGIC INCOME II, INC.

By:	~~/s/ Mary Gallegly~~
	Name:	~~Mary Gallegly~~
	Title:	~~Secretary~~

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	~~/s/ Martin Boskovich~~
	Name:	~~Martin Boskovich~~
	Title:	~~Managing Director~~

By:	~~/s/ Mary Gallegly~~
	Name:	~~Mary Gallegly~~
	Title:	~~Senior Vice President~~

[Signature Page to Investment Advisory Agreement]

Appendix A

Example 1: Income Related Portion of Incentive Fee(1):

Alternative 1 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%.

Hurdle Rate(2) = 1.50%.

Management Fee(3) = 0.25%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income – (Management Fee + other expenses)) = 0.75%.

Pre-Incentive Net Investment Income does not exceed Hurdle Rate, therefore there is no Investment Income Incentive Fee.

Alternative 2 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.30%.

Hurdle Rate(2) = 1.50%.

Management Fee(3) = 0.25%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income – (Management Fee + other expenses)) = 1.80%

Catch-Up = 1.80% – 1.50% =0.30%

Incentive Fee = 100% × (1.80% – 1.50%) = 0.30%.

Alternative 3 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 4.00%.

Hurdle Rate(2) = 1.50%.

Management Fee(3) = 0.25%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income – (Management Fee + other expenses)) = 3.50%.

Incentive Fee = 20% × Pre-Incentive Fee Net Investment Income, subject to “catch-up”(5).

Incentive Fee = (100% × “catch-up”) + (20% × (Pre-Incentive Fee Net Investment Income – 1.875%)).

Catch-Up = 1.875% – 1.50% = 0.375%.

Incentive Fee = (100% × 0.375%) + (20% × (3.50% – 1.875%))

= 0.375% + (20% × 1.625%)

= 0.375% + 0.325%

= 0.70%.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.

The Capital Gains Incentive Fee, if any, would be:

1.	Year 1: None.

2.	Year 2: $6.0 million Capital Gains Incentive Fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 20%.

3.

Year 3: None; calculated as follows:(6) $5.0 million cumulative fee (20% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative unrealized capital depreciation)) less $6.0 million (previous capital gains fee paid in Year 2).

4.

Year 4: $200,000 Capital Gains Incentive Fee, calculated as follows: $6.2 million cumulative fee (20% multiplied by $31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B)) less $6.0 million (previous capital gains fee paid in Year 2).

Alternative 2 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.

The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•

Year 2: $5.0 million Capital Gains Incentive Fee, calculated as follows: 20% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•

Year 3: $1.4 million Capital Gains Incentive Fee, calculated as follows: $6.4 million cumulative fee (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million cumulative unrealized capital depreciation)) less $5.0 million (previous capital gains fee paid in Year 2).

•

Year 4: $600,000 capital gains incentive fee, calculated as follows: $7.0 million cumulative fee (20% multiplied by $35 million cumulative realized capital gains) less $6.4 million (previous cumulative capital gains fee paid in Year 2 and Year 3).

•

Year 5: None. $5.0 million cumulative fee (20% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $7.0 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Notes:

1.

The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is expressed as a rate of return as of the beginning and the end of the immediately preceding calendar quarter. Solely for purposes of these illustrative examples, we have assumed that the Company has not incurred any leverage. However, we expect to use leverage to partially finance our investments.

2.	Represents 6.0% annualized Hurdle Rate.
3.	Represents 1.00% annualized Management Fee (as in effect prior to a Qualified Listing).
4.	Hypothetical other expenses. Excludes organizational and offering expenses.
5.

The “catch-up” provision is intended to provide the Adviser with an Incentive Fee of approximately 20% on all of the Pre-Incentive Fee Net Investment Income as if a Hurdle Rate did not apply when the net investment income exceeds 1.875% in any calendar quarter.

6.

If the Investment Advisory Agreement is terminated on a date other than December 31 of any year, the Company may pay aggregate Capital Gains Incentive Fees that are more than the amount of such fees that would have been payable if the Investment Advisory Agreement had been terminated on December 31 of such year. This would occur if the FMV of an investment declined between the time the Investment Advisory Agreement was terminated and December 31.

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OAKTREE STRATEGIC INCOME II, INC. C/O OAKTREE CAPITAL MANAGEMENT, L.P. 333 SOUTH GRAND AVENUE, 28TH FLOOR LOS ANGELES, CA 90071

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  OAKTREE STRATEGIC INCOME II, INC. (the “Company”)

The Board of Directors recommends you vote FOR the following proposals.

1. The election of two directors, who will each serve for a three-year term expiring at the 2022 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.
Nominee:	For	Withhold

Stephen Mosko	☐	☐

Deborah Gero	☐	☐

	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019.	☐	☐	☐

3.  To approve the New Investment Advisory Agreement between the Company and the Adviser, which will replace the Current Investment Advisory Agreement, and will, subject to stockholder approval, become effective at the closing of the Merger.

	☐	☐	☐

Please refer to the Proxy Statement for a discussion of each proposal.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E55147-P16879

OAKTREE STRATEGIC INCOME II, INC.

Annual Meeting of Stockholders

August 6, 2019 11:00 A.M, PST

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mary Gallegly, Edgar Lee and Mathew Pendo, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of OAKTREE STRATEGIC INCOME II, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, PST on August 6, 2019, at www.virtualshareholdermeeting.com/osi22019, and at any adjournment or postponement thereof. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. Additionally, the named proxies are also authorized to vote in their discretion on such other matters as may properly come before the Annual Meeting of Stockholders or at any postponement or adjournment thereof.

Continued and to be signed on reverse side